Exhibit 2


[*] indicates that a confidential portion of the text of this agreement has been omitted. The non-public information has been filed separately with the Securities and Exchange Commission.

                                                               Execution Version




                                LICENSE AGREEMENT


     This Agreement (hereinafter referred to as this "Agreement"), effective as of this November 10, 2004, is entered into by and between XOMA Ireland Limited, a company with limited liability organized under the laws of the Republic of Ireland (the "Licensor"), and Zephyr Sciences Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company").

     WHEREAS, the Licensor owns exclusive rights to the research, development and commercialization of intellectual property relating to the Technology (as defined below); and

     WHEREAS, the Company is interested in obtaining rights for the use, production, distribution, and marketing of products derived from the Technology and the Licensor is willing to grant such rights, on the terms and conditions set forth herein, so that the Technology may be developed and the benefits enjoyed by the public.

     NOW, THEREFORE, it is agreed as follows:

                                   ARTICLE 1

                                   DEFINITIONS


     For the purposes of this Agreement, the following words and phrases shall have the following meanings:

     1.1 "Affiliate" shall mean, with respect to any Entity, any Entity that directly or indirectly controls, is controlled by, or is under common control with such Entity.

     1.2 "BPI" means a bactericidal/permeability-increasing protein molecule, [*] and specifically includes rBPI21, opebacan (a/k/a NEUPREX(R)).

     1.3 "BPI Cell Line" shall mean the cell line presently used by the Licensor to manufacture BPI or any Improvement to or new cell lines producing BPI developed by or for the Licensor, including, but not limited to, the genetic material contained in the cell line from which BPI is produced.

     1.4 "Category" shall mean Category 1, Category 2, Category 3 or Category 4, each of which is mutually exclusive.

     1.5 "Category 1" shall mean [*].

     1.6 "Category 2" shall mean [*].

     1.7 "Category 3" shall mean [*].

     1.8 "Category 4" shall mean [*].

     1.9 "control" and each of its derivatives shall mean, with respect to any Entity, direct or indirect control of more than fifty percent (50%) of the voting securities of an Entity or, if such Entity does not have outstanding voting securities, more than fifty percent (50%) of the directorships or similar positions with respect to such Entity.

     1.10 "Entity" shall mean any corporation, association, joint venture, partnership, limited liability company, trust, university, business, individual, government or political subdivision thereof, including an agency, or any other organization that can exercise independent legal standing.

     1.11 "Existing Licenses" shall mean the NYU License Agreement, the Incyte License Agreement and the Joslin License Agreement.

     1.12 "Fair Market Value" shall mean, as to any property, the amount which a willing independent third party buyer, under no compulsion to buy, would pay a willing seller, under no compulsion to sell, for such property in a voluntary, negotiated, arms'-length transaction as of the time of such proposed sale, as determined by the Company and the Licensor by good faith negotiations, and if the parties, after good faith negotiations, dispute the value of such property, the parties shall resolve such dispute in accordance with Article 8.

     1.13 "Field of Use" shall mean all uses of BPI.

     1.14 "Improvements" shall mean any modification of a Licensed Process or Licensed Product or any discoveries, other technology or inventions (whether patentable or not), information and data, in the Field of Use that, during the term of this Agreement, the manufacture, use or sale of which would be (i) necessary in the practice of, or would infringe an issued or pending claim within, the Patent Rights or (ii) to the extent such modification, discovery, other technology, invention, information or data is directed to BPI, useful in the practice of the Patent Rights.

     1.15 "Incyte License Agreement" shall mean the License Agreement, effective as of July 9, 1998, between XOMA Corporation and Incyte Pharmaceuticals, Inc.

     1.16 "Joslin License Agreement" shall mean the License Agreement, effective as of March 23, 2001, between the Joslin Diabetes Center and XOMA Tech.

     1.17 "Know-how" shall mean all tangible information (other than that contained in the Patent Rights) whether patentable or not (but which have not been patented), and all physical objects related to the Licensed Products (including but not limited to formulations, biological samples, tissues, animals, organisms, compounds, intermediates, Investigative New Drug Applications ("IND"), integrated safety databases, laboratory notebooks, in vitro, preclinical or clinical design, information or results, other proprietary materials, processes, including but not limited to manufacturing processes, data, drawings and sketches, designs, testing and test results, regulatory information of a like nature, owned by or in the possession of the Licensor by license or otherwise) and any United States and/or foreign trademarks or trademark applications filed by or on behalf of the Licensor related to the Technology.

     1.18 "Licensed Process(es)" shall mean any process, use or method to which any of the Patent Rights or Know-how are directed, in whole or in part, in the country in which the process or method is used.

     1.19 "Licensed Product(s)" shall mean:

     1.19.1 any product containing BPI which is covered in whole or in part by Patent Rights or Know-how in the country in which the product is made, used, leased or sold;

     1.19.2 any product containing BPI which is manufactured using a process which is covered in whole or in part by Patent Rights or Know-how in the country in which the process is used; or

     1.19.3 any product containing BPI which is used according to a method or use which is covered in whole or in part by Patent Rights or Know-how in the country in which the method is used.

     1.20 "Market Price" shall mean, with respect to any shares of capital stock or other securities of the Company, (i) if such stock or securities are listed or admitted to trading on a national securities exchange or an inter-dealer quotation system or traded in the over-the-counter market, the average price per share or security, at the close, for the ten (10) trading days immediately preceding the relevant determination date and (ii) if such stock or security is not so listed, admitted or traded, the Fair Market Value of such stock or security as determined by the Company and the Licensor by good faith negotiations, and if the parties, after good faith negotiations, dispute the price of such stock or security, the parties shall resolve such dispute in accordance with Article 8.

     1.21 "Net Sales" shall mean the total gross amounts invoiced by the Company from the sale of Licensed Products or the practice of Licensed Processes by or on behalf of the Company or any of its Affiliates, and from licensing, leasing, renting or otherwise making Licensed Products available to others without sale or other dispositions, whether invoiced or not, less only the sum of the following:

     1.21.1 usual trade discounts to customers;

     1.21.2 sales, tariff duties and/or taxes directly imposed and with reference to particular sales;

     1.21.3 amounts allowed or credited on returns or rejections;

     1.21.4 bad debt deductions actually written off during the accounting period; and

     1.21.5 outbound transportation prepaid or allowed and transportation insurance.

     1.22 "Non-Licensor Patent Owners" shall mean the owners of the Patent Rights other than the Licensor (including, without limitation, the counterparty to each of the Existing Licenses).

     1.23 "NYU" shall mean New York University, a New York corporation.

     1.24 "NYU License Agreement" shall mean the Amended and Restated Research and License Agreement, dated as of September 1, 1993, between XOMA Corporation and NYU, as amended.

     1.25 "Patent Rights" shall mean all U.S. and foreign patents and patent applications set forth in Exhibit A and:

     1.25.1 any other United States and/or foreign patent applications and/or patents that claim priority to any of the patents or applications listed in Exhibit A, together with any and all patents issuing thereon, including continuations, divisionals, reexaminations, extensions, and reissue applications and continuation-in-part applications and any United States or foreign patents granted upon such applications, and Improvements on any of the foregoing, all of which shall be deemed added to Exhibit A;

     1.25.2 any United States and/or foreign patent applications or patents (whether filed prior to or during the term of this Agreement) with claims covering BPI or its manufacture or use, Improvements thereon, or corresponding thereto, including any continuations, continuations-in-part, divisionals, reissues, reexaminations, or extensions thereof; and

     1.25.3 any United States and/or foreign patents issuing from any of the foregoing.

     For the avoidance of doubt, the parties acknowledge that, to the extent any Patent Rights arise from or are governed by a license or other agreement with a third party, such Patent Rights shall, for all purposes of this Agreement, be subject to the limitations and restrictions contained in such third party license or agreement. Notwithstanding anything in this Agreement to the contrary, "Patent Rights" shall exclude, and the Licensor specifically does not grant to the Company any rights under, the patents and patent applications listed in Exhibit B.

     1.26 "Peptides" shall mean peptide sequences [*] derived from BPI.

     1.27 "Qualified Financing" shall mean the closing of the first financing of the Company as a result of the sale of debt or equity securities resulting in gross proceeds to the Company equal to or greater than [*].

     1.28 "Technology" shall mean all Know-how and Patent Rights, as well as all other rights that the Licensor has in BPI Cell Lines, BPI or its use or manufacture, unless expressly excepted or retained by the Licensor in this Agreement.

     1.29 "Territory" shall mean the world.

     1.30 "XOMA Tech" shall mean XOMA Technology Ltd., a Bermuda company.

                                    ARTICLE 2

                                      GRANT


     2.1 The Licensor hereby grants to the Company and the Company accepts, subject to the terms and conditions of this Agreement, an exclusive license (except as to the Licensor in cases where the Licensor provides development, manufacturing or other services to the Company) in the Field of Use to practice under the Technology and to utilize the Know-how and Improvements in the Territory, and to (a) make, have made, use, lease, sell or offer to sell the Licensed Products and to practice and have practiced the Licensed Processes, to the full end of the term for which the Patent Rights are granted, unless sooner terminated as hereinafter provided, and (b) sublicense to third parties, in accordance with Section 2.2 below, the rights granted under clause (a) of this
Section 2.1.

     2.2 In accordance with Section 2.1 above, the Licensor hereby grants to the Company the right to grant sublicenses to third parties under the license granted hereunder in its sole discretion; provided that each sublicensee shall, as a condition to such sublicensee's sublicense, agree in writing to be bound by the provisions of this Agreement as applicable to a licensee of the Licensed Products and/or Licensed Processes and shall comply with such provisions during the term of such sublicense.

     2.2.1 Within thirty (30) days after execution or receipt thereof, as applicable, the Company shall provide the Licensor with a copy of each sublicense issued hereunder and shall deliver copies of all royalty reports received by the Company from such sublicensees.

     2.2.2 Upon termination of this Agreement, other than by expiration in accordance with Section 7.6, any and all sublicenses shall survive such termination. Notwithstanding the foregoing, if the Company believes that the Licensor has terminated this Agreement for the primary purpose of doing business directly with the sublicensee, the termination may be disputed under the provisions of Article 8.

     2.3 If the Company fails to close the Qualified Financing on or before [*], the Licensor shall have the right, but not the obligation, to terminate this Agreement at any time after [*], upon five (5) days' notice to the Company, and until such right to terminate is exercised (if exercised), (i) the parties shall continue to perform in accordance with the provisions of this Agreement and (ii) the Company may continue its efforts to close the Qualified Financing (which must occur prior to the exercise by the Licensor of its right to terminate this Agreement).

The Licensor's right to terminate this Agreement pursuant to this Section 2.3 shall expire upon the closing of the Qualified Financing and payment by the Company to the Licensor of [*] pursuant to Section 4.9 hereof.

     2.4 From the date of this Agreement until the HS Right Termination Date, the parties agree that, notwithstanding Section 2.1, the Licensor retains the right to make and sell any Licensed Products directly to the United States Department of Homeland Security, either by itself or in conjunction with the United States Department of Health and Human Services, or any agency or agencies that is/are responsible for securing the continental United States against terrorist attacks with biological agents (collectively, "Homeland Security") solely under the provisions promulgated in the Final Rule relating to "New Drug and Biological Drug Products; Evidence Needed to Demonstrate Effectiveness of New Drugs When Human Efficacy Studies Are Not Ethical or Feasible" 67 Fed. Reg. 105, 37988-37998 (May 31, 2002) and the corresponding 21 C.F.R. Parts 314
Subpart I and 601 Subpart H (collectively, the "Final Rule"); provided that such right shall not extend to (i) sales to any other end user, (ii) sales for any reason other than the intended treatment of victims (or potential victims) of terrorist attacks or (iii) the conduct of human efficacy clinical trials.

     2.4.1 The Licensor shall provide to the Company updates of the status of the efforts of the Licensor and its Affiliates to sell Licensed Products to Homeland Security within thirty (30) days of the end of each calendar quarter and in response to all reasonable requests made by the Company for such status updates. As permitted by law and applicable government policy, the Licensor shall provide the Company (subject to any required confidentiality restrictions) with a copy of (i) all material written correspondence to be delivered to any governmental agency in connection with the testing and trial of the Licensed Products (including each interim and final report of any permitted human safety trial) prior to delivery to any governmental agency and (ii) all written correspondence received by the Licensor or any of its Affiliates (including, without limitation, any requests for human clinical trials). Prior to the commencement of any permitted human safety trials, the Licensor shall provide the Company a written notice containing a thorough description of the trial design intended to be conducted by the Licensor.

     2.4.2 In the event the Licensor receives notice from Homeland Security requesting that the Licensor conduct human safety clinical trials of such Licensed Products, and (i) the dosing for such a trial is less than 3 mg/kg to be administered over any period of 12 hours or less and (ii) the dosing regimen for such a trial includes a bolus of 2.5 mg/kg or less to be administered in any period of one hour or less (regardless of the amount of the total infusion) and
(iii) the dosing regimen for such a trial includes an infusion of 0.5 mg/kg or less to be administered in any period of 15 minutes or less (regardless of the amount of the total infusion), then the Licensor must obtain the prior written consent of the Company to conduct the trial at the proposed dosage levels, which consent to such dosage levels shall not be unreasonably withheld. The parties agree that if the Company does not grant such consent, (x) the Licensor cannot undertake such trial at such dosage levels and (y) the Licensor may submit such matter to arbitration for resolution pursuant to Article 8. For purposes of this
Section 2.4.2, in the event of any such arbitration, either party may raise any of the following factors to establish the reasonableness or unreasonableness of the withholding of such consent: (a) whether the dosing regimen for such a trial exceeds any regimen previously conducted using the Licensed Product, or (b) whether the conduct of such a trial may interfere with any pending or planned clinical trial of the Company or any of its sublicensees, or (c) whether such a trial is likely to result in a serious adverse event in any subject of such trial, or (d) whether such a trial relates to any indication that is not contemplated by the Final Rule; provided that the factors in clauses (a), (b) (c) and (d) above are for illustrative purposes only and shall not be deemed a conclusive list of factors.

     2.4.3 In the event the Licensor receives a trial request from Homeland Security requesting that the Licensor conduct human safety clinical trials of such Licensed Products, and the dosing regimen for such a trial falls outside the parameters set forth in Section 2.4.2 above, then the Licensor must obtain the prior written consent of the Company to conduct the trial at the proposed dosage levels, which consent to such dosage levels may be provided or withheld by the Company in its sole discretion, it being agreed that if the Company does not grant such consent, the Licensor cannot undertake such trial at such dosage levels.

     2.4.4 The Licensor shall use commercially reasonable efforts to insure that none of the Licensed Products sold or intended to be sold to Homeland Security are sold or conveyed into another market and in particular a market for which human efficacy clinical trials are required, by (a) using appropriate and clear labeling on the packaging to advise that the product is not for commercial sale or resale and which complies with the labeling requirements of the FDA for drugs and biologics for which no human efficacy trials have been conducted and in particular as set out in 21 C.F.R. Parts 314 Subpart I and 601 Subpart H and (b) providing reasonable safeguards to insure that off label sales and uses do not occur. The Company shall have the right to audit the facilities and records of Licensor to insure compliance with this provision.

     2.4.5 The rights retained by the Licensor under this Section 2.4 shall terminate upon the later of (the "HS Right Termination Date") [*]. On and after the HS Right Termination Date, all sales to Homeland Security shall be made by the Company or its sublicensee and shall be governed not by this Section 2.4 but instead by the other applicable provisions of this Agreement, including Sections
2.1 and 4.1 hereof. Notwithstanding the foregoing, the occurrence of the HS Right Termination Date shall not affect the right of the Licensor to perform under any agreements in effect between the Licensor and Homeland Security as of the HS Right Termination Date or supply any additional orders for Licensed Products in the same indication or indications as any one or more orders placed prior to the HS Right Termination Date, all of which shall continue to be governed by the terms of this Section 2.4 (other than this Section 2.4.5).

     2.4.6 The parties agree and acknowledge that, notwithstanding any consent provided by the Company to the Licensor under this Section 2.4, the Company shall have no liability resulting from, arising out of, or in connection with any clinical trial conducted by the Licensor or any of its Affiliates in the exercise of the Licensor's rights under this Section 2.4.

     2.5 The Licensor hereby grants to the Company an exclusive sublicense in the Field of Use to all rights granted under the NYU License Agreement (the "NYU Sublicense").

The Company shall fully comply with all terms and conditions of the NYU License Agreement, as amended pursuant to an amendment to the NYU License Agreement, dated as of November 9, 2004, a redacted copy of which is attached hereto as Exhibit C-1 (the "NYU Amendment"). The provisions set forth below in clauses (a) through (e), together with the NYU Amendment, shall govern the Company's sublicense of the Licensor's rights under the NYU License Agreement. Upon execution of this Agreement by the Licensor, the Licensor shall deliver to the Company a redacted copy of the fully executed NYU Amendment and an acknowledgement of NYU in substantially the form attached hereto as Exhibit C-2.

     (a) The Company shall, at all times during the term of this Agreement and thereafter, defend, indemnify and hold harmless NYU and its trustees, officers, agents, employees, faculty and students from and against any and all liability, loss, damages and expenses (including attorneys' fees), they may suffer as the result of claims, demands, costs or judgments which may be made or instituted against them or any of them arising out of the manufacture, distribution, use, testing, sale or other disposition by Company or any Entity under common control with the Company, distributor, customer, sublicensee or representative of the Company or anyone in privity therewith, of any Licensed Products to the extent such products are derived from Patent Rights owned by NYU, or any method or process licensed by NYU to the Company hereunder or out of any representation made by the Company pursuant to this Agreement, in each case relating to Patent Rights and Know-how arising out of the NYU License Agreement. The Company's obligation to defend, indemnify and hold harmless NYU shall include, but not be limited to, claims, demands, costs or judgments, whether for money damages or equitable relief by reason of: alleged personal injury (including death) to any person; alleged property damage; alleged infringement of any United States or foreign patent, copyright or other proprietary rights.

     (b) Under the NYU License Agreement, NYU has agreed to notify the Licensor as soon as NYU becomes aware of a claim or action for which indemnification may be sought under the NYU License Agreement. The Licensor agrees to notify the Company as soon as the Licensor is notified by NYU of NYU becoming aware of a claim or action for which indemnification may be sought by NYU pursuant to this
Section 2.5. At NYU's request, the Company shall provide attorneys to defend against any claim or action with respect to the subject of indemnity contained herein, whether or not such claims are rightfully brought or filed.

     (c) The Company shall not sell any Licensed Products arising out of the NYU License Agreement nor manufacture, have manufactured, market or distribute any Licensed Products arising out of the NYU License Agreement for commercial sale, nor grant any rights to a third party to sell Licensed Products arising out the NYU License Agreement or to make, have made, distribute or market any Licensed Products arising out of the NYU License Agreement for commercial sale unless the Company shall have first, as required by the NYU License Agreement:

          (i) provided NYU and the Licensor with a certificate of insurance proving the Company or such third party has in force, during the term of this Agreement, a policy of insurance acceptable to NYU and the Licensor which:

               (A) is drawn in an amount not less than five million dollars ($5,000,000) for each occurrence as a combined single limit for bodily injury including personal injury and death and property damage; and

               (B) is endorsed to name NYU, the Licensor, the Company, the Company's sublicensees and their respective partners, trustees, officers, directors, employees, agents and students as additional insureds under such policy of insurance with respect to the Company's obligations to indemnify pursuant to Section 2.5(a); and

               (C) contains a stipulation that the required insurance coverage will not be reduced, materially altered or cancelled without first giving sixty (60) days prior written notice to NYU and the Licensor; or

          (ii) provided NYU written evidence acceptable to NYU (at the individual full discretion of NYU) that the Company has sufficient financial resources to support meaningfully the indemnification obligations undertaken in Section 2.5(a); or

          (iii) provided NYU with the Company's warranty and representation (and upon request by NYU, evidence acceptable to NYU) that the Company's net worth (excluding intangible assets) during the term of this Agreement is in excess of five million dollars ($5,000,000), as determined in accordance with accounting principles generally accepted in the United States and consistently applied; or

          (iv) provided NYU with a written guarantee and undertaking, in form satisfactory, on a reasonable basis, to NYU by a party having sufficient financial resources to support the indemnification obligations undertaken in Section 2.5. Such party shall be required to execute in form satisfactory, on a reasonable basis to NYU a guarantee and undertaking to:
     (a) provide defense and indemnification to the NYU pursuant to Section 2.5 hereof; (b) maintain at all times required by Section 2.5 hereof sufficient insurance or self-insurance to indemnify NYU pursuant to Section 2.5; (c) upon written request of NYU provide evidence satisfactory, on a reasonable basis, to NYU that such party maintains such insurance or self-insurance; and (d) appoint an agent for service of process in the United States and consent to jurisdiction in the federal and state courts of New York. With respect to such third parties in each instance, NYU and the Company shall negotiate in good faith to determine the nature an extent of the financial resources necessary to constitute "sufficient financial resources" for purposes of this Section 2.5(c)(iv).

     (d) Unless waived in writing by NYU, the Company agrees that the liability insurance policy or policies referred to in Section 2.5(c) above shall be maintained in force for so long as this Agreement remains in force and for six
(6) years thereafter or as long as the Company shall make, use or sell the Licensed Product derived from Patent Rights owned by NYU, and for six (6) years thereafter, whichever shall be longer. The Company shall not terminate, reduce the face value of, or otherwise materially modify such insurance coverage during the aforementioned period of time, unless equal or greater coverage is provided under another policy in compliance with the foregoing provisions and without a gap in coverage.

     (e) The Company and the Licensor agree that NYU is a third party beneficiary of the provisions set forth in Sections 2.5(a) - (d).

     2.6 The Licensor hereby grants to the Company an exclusive sublicense in the Field of Use under the Incyte License Agreement. The Company hereby agrees to be bound by the terms and conditions of the Incyte License Agreement and shall fully comply with all terms and conditions of the Incyte License Agreement, in each case, as amended pursuant to an amendment to the Incyte License Agreement, dated as of November 9, 2004, a redacted copy of which is attached hereto as Exhibit D-1 (the "Incyte Amendment"). Upon execution of this Agreement by the Licensor, the Licensor shall deliver to the Company a redacted copy of the fully executed Incyte Amendment. The Licensor shall use commercially reasonable efforts to have Incyte enter into an acknowledgement in substantially the form attached hereto as Exhibit D-2.

     2.7 The Licensor hereby grants to the Company an exclusive sublicense in the Field of Use under the Joslin License Agreement. The Company hereby agrees to be bound by the terms and conditions of the Joslin License Agreement and shall fully comply with all terms and conditions of the Joslin License Agreement. The Licensor shall use commercially reasonable efforts to enter into an amendment to the Joslin License Agreement in substantially the form attached hereto as Exhibit E (the "Joslin Amendment").

     2.8 The Licensor shall use its commercially reasonable efforts to comply with all terms of the Existing Licenses and will take all steps reasonably necessary to continue its compliance with such terms during the term of this Agreement. The Licensor shall not enter into, or grant, any agreement, amendment, modification, waiver or consent which would result in any diminution or contravention of the rights granted to the Company by the other parties to the Existing Licenses pursuant to the NYU Amendment, the Incyte Amendment and/or (once executed) the Joslin Amendment. Subject to the prohibition set forth in the immediately prior sentence, (x) to the extent feasible, the Licensor shall provide at least ten (10) days' prior notice to the Company of any proposed change to any of the Existing Licenses and (y) the Licensor may not make any other changes to the Existing Licenses, without the prior written consent of the Company; provided, however, that adjustments in the financial terms favorable to the Licensor may occur without notice to the Company and without the Company's prior written consent (so long as such adjustment does not diminish or contravene any rights of the Company). If the Company shall exercise its right under the applicable amendment to an Existing License to cure a breach or default of the Licensor, any reasonable, documented amounts (including, without limitation, reasonable attorneys fees) paid, or expense or costs incurred, by the Company in connection with such cure shall be a credit (and result in a direct offset) to a portion of the Company's monetary obligations to the Licensor under this Agreement equal to the monetary value of the reasonable, documented amounts paid or otherwise incurred.

     2.9 The Company hereby grants to the Licensor and the Licensor accepts, subject to the terms and conditions of this Agreement (including, without limitation, the restrictions set forth in Section 11.2), an irrevocable, perpetual, fully paid up, exclusive sublicense under the Patent Rights, with the right to further sublicense, to make, have made, use, lease, sell or offer to sell products containing Peptides [*]. Any sublicense granted by the

Licensor under this Section 2.9 shall be conditioned upon such sublicensee's written agreement to be bound by the applicable provisions of this Agreement (including, without limitation, the proviso set forth in the immediately preceding sentence and the restrictions applicable to the Licensor under Section
11.2 hereof).

                                   ARTICLE 3

                                COMMERCIALIZATION


     3.1 Following the closing of the Qualified Financing, the Company shall use its commercially reasonable efforts to bring a Licensed Product to market through a thorough, vigorous and diligent program for exploitation of the Technology as timely and efficiently as possible. Such program shall include the preclinical and clinical development of Licensed Products, including research and development, manufacturing, laboratory and clinical testing and marketing. The Company shall continue active, diligent marketing efforts for Licensed Products throughout the term of this Agreement. The Company will assume the costs of the pre-clinical and clinical development of the Technology subsequent to the date of the closing of the Qualified Financing. Notwithstanding the foregoing, the Company agrees that it will:

(a) commence a Phase II clinical trial for a Licensed Product sponsored by the Company or its sublicensee(s) (the "Initial Indication Trial") within [*] of the closing of the Qualified Financing ("Initial Trial Date"); and

(b) commence a Phase II clinical trial for a Licensed Product sponsored by the Company or its sublicensee(s) in an indication other than the indication that is the subject of Section 3.1(a) above (the "Second Indication Trial"), within [*] of the closing of the Qualified Financing ("Second Indication Trial Date"). The Second Indication Trial Date shall be extended by that number of months equal to [*] minus the number of months it takes the Company to commence the Phase II Clinical trial indicated in Section 3.1(a) above; provided, however, the Second Indication Trial Date shall never be less than [*] from the closing of the Qualified Financing.

For purposes of this Section 3.1 and Section 3.2, the term "commence" shall mean the dosing of the first patient in the applicable clinical trial.

     3.2 If the Company fails to satisfy the conditions in Section 3.1(a) above, it shall pay the Licensor [*] per month for each full calendar month in which the Company does not commence the Initial Indication Trial following the Initial Trial Date. Additionally, the Licensor shall credit the Company [*] per month against the milestone payments and/or royalties (as directed by the Company) for each full calendar month prior to the Initial Trial Date in which the Company commences the Initial Indication Trial (such credit not to exceed [*]). Additionally, if the Company fails to satisfy the condition of Section 3.1(b) above, it shall pay the Licensor [*] per month for each full calendar month in which the Company does not commence the Second Indication Trial following the Second Indication Trial Date. Additionally, the Licensor shall credit the Company [*] per month against milestone payments and/or royalties (as directed by the Company) for each full calendar month prior to the Second Indication Trial

Date in which the Company commences the Second Indication Trial (such credit not to exceed [*]). All rights and obligations of the parties under this Agreement shall terminate upon termination or expiration of this Agreement except for any rights or obligations which have accrued to the benefit of, or have been incurred by, either party prior to such termination or expiration.

     3.3 A Development Committee (the "Committee") shall be organized by the Company to monitor the clinical progress of the Licensed Products. The Committee will consist of independent scientific and technical thought leaders that are highly regarded by the scientific community in the field of each Licensed Product and at least one representative from each of the Licensor and the Company. The Committee will be responsible for (i) making recommendations to the Company's management relating to the pre-clinical and clinical development strategy; (ii) analysis and assessment of ongoing pre-clinical and clinical development of each Licensed Product; and (iii) assisting the Company to prepare pre-clinical and clinical development budgets. The actions and opinions of the Committee will be confidential; however, the Licensor representative may report general status overviews to senior management of the Licensor and other employees thereof who have a need to know such information. The Committee will meet at least two (2) times per year. The Company shall reimburse the Committee for any reasonable costs and expenses incurred by the Committee or its members in connection with any review or analysis requested to be performed by the Company.

                                   ARTICLE 4

                        ROYALTIES AND OTHER CONSIDERATION

     4.1 The Company agrees to pay to the Licensor the royalties set forth below, and in accordance with the provisions of Sections 4.5 and 4.6, to (i) the end of the term of the Patent Rights or (ii) [*] from first commercial sale of any Licensed Product, whichever is later, or until this Agreement terminates as hereinafter provided:

     4.1.1 During the term of the License Agreement, the Company shall pay to the Licensor royalties equal to [*] of Net Sales received by the Company resulting from the sale of any Licensed Product by or on behalf of the Company to an end user.

     4.1.2 During the term of the License Agreement, the Company shall pay to the Licensor royalties equal to [*] of the royalties received by the Company resulting from sales by or on behalf of any sublicensee of Licensed Products to an end user, provided, however, that in no case shall the Licensor receive less than [*] of Net Sales of Licensed Products from any sublicensee to an end user. Notwithstanding the foregoing, should the Company receive in excess of a [*] royalty on Net Sales of a Licensed Product from a sublicensee, then the Company will pay the Licensor [*] of such royalties received by the Company in excess of [*] of Net Sales of Licensed Products from the sublicensee. By way of example, should the Company receive a [*] royalty from a sublicensee, then the Licensor shall be entitled to receive its [*] of Net Sales of Licensed Products from the sublicensee to an end user plus [*]of Net Sales of Licensed Products from such sublicensee to an end user (determined by giving the Licensor [*] of the [*] royalty in excess of [*]) for a total royalty to the Licensor equal to [*] of Net Sales of Licensed Products from such sublicensee to an end user.

     4.2 No multiple royalties shall be payable because the use, lease or sale of any Licensed Product or Licensed Process is, or shall be, covered by more than one valid and unexpired claim contained in the Patent Rights. In addition, royalties shall be paid for a Licensed Product or Licensed Process based upon only one of Sections 4.1.1 or 4.1.2 above (that is, royalties on direct sales of a Licensed Product or Licensed Process by the Company or its Affiliates shall be based only on clause 4.1.1, while royalties on sales of a Licensed Product or Licensed Process by the Company's sublicensees shall be based only on clause 4.1.2, so as to avoid double counting).

     4.3 In the event that a Licensed Product is sold in the form of a combination product containing one or more products or technologies which are themselves not a Licensed Product, the Net Sales for such combination product shall be calculated by multiplying the sales price of such combination product by the fraction A/(A+B) where A is the invoice price of the Licensed Product or the Fair Market Value of the Licensed Product if sold to an Affiliate and B is the total invoice price of the other products or technologies or the Fair Market Value of the other products or technologies if purchased from an Affiliate. In the case of a combination product which includes one or more Licensed Products, the Net Sales for such combination product upon which the royalty due to the Licensor is based shall not be less than the normal aggregate Net Sales for such Licensed Product.

     4.4 Royalty payments shall be paid in United States dollars at such place as the Licensor may reasonably designate consistent with the laws and regulations controlling in the United States and if applicable in any foreign country. Any taxes which the Company, its Affiliate or any sublicensee shall be required by law to withhold on remittance of the royalty payments shall be deducted from such royalty payment to the Licensor. The Company shall furnish the Licensor with the original copies of all official receipts for such taxes. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made by using the exchange rate prevailing at Citibank, N.A., in New York, New York on the last business day of the calendar quarterly reporting period to which such royalty payments relate.

     4.5 Royalties payable to the Licensor shall be paid on a quarterly basis within thirty-five (35) days of the end of each calendar quarter. Each such payment shall be for unpaid royalties which accrued within the most recently completed calendar quarter.

     4.6 As further consideration for the license granted hereunder, the Company shall pay to the Licensor the following one time milestone payments (which milestone payments shall not be deducted from royalties otherwise owed or which may in the future be owing to the Licensor on account of sublicensing royalties and/or lump sum payments received by the Company or its Affiliate from sublicensees pursuant to clause 4.1.2):

     4.6.1 [*] within thirty (30) days of the first date on which the Company doses the first patient in a Phase II clinical trial with a Licensed Product to treat a

Category 1 medical condition under a Company sponsored or Company sublicensee sponsored IND;

     4.6.2 [*] within thirty (30) days of the first date on which the Company doses the first patient in a Phase III clinical trial to determine efficacy with a Licensed Product to treat a Category 1 medical condition under a Company sponsored or Company sublicensee sponsored IND;

     4.6.3 [*] within thirty (30) days of the first date on which (x) the United States Food & Drug Administration (the "FDA") accepts a biologics license or other marketing application (an "NDA"), (y) the European Medicines Evaluation Agency accepts the equivalent of an NDA or (z) the Japanese Food & Drug Administration accepts the equivalent of an NDA (and only the first of these three events to occur), in each case, submitted by the Company or its sublicensee relating to a Licensed Product for the treatment of a Category 1 medical condition;

     4.6.4 [*] within thirty (30) days of the approval by the FDA of an NDA submitted by the Company or its sublicensee relating to a Licensed Product for the treatment of a Category 1 medical condition;

     4.6.5 [*] within thirty (30) days of the approval of a marketing application by the European Medicines Evaluation Agency so that the Company or its sublicensee may commence commercial sales of Licensed Product to treat a Category 1 medical condition;

     4.6.6 [*] within thirty (30) days of the first date on which the Company doses the first patient in a Phase III clinical trial to determine efficacy with a Licensed Product to treat a Category 2 medical condition under a Company sponsored or Company sublicensee sponsored IND (for the avoidance of doubt, no milestone payment shall be due as a result of the dosing of the first patient in a Phase II clinical trial to determine efficacy with a Licensed Product to treat a Category 2 medical condition);

     4.6.7 [*] within thirty (30) days of the first date on which (x) the FDA accepts an NDA, (y) the European Medicines Evaluation Agency accepts the equivalent of an NDA or (z) the Japanese Food & Drug Administration accepts the equivalent of an NDA (and only the first of these three events to occur), in each case, submitted by the Company or its sublicensee relating to a Licensed Product for the treatment of a Category 2 medical condition;

     4.6.8 [*] within thirty (30) days of the approval by the FDA of an NDA submitted by the Company or its sublicensee relating to a Licensed Product for the treatment of a Category 2 medical condition;

     4.6.9 [*] within thirty (30) days of the approval of a marketing application by the European Medicines Evaluation Agency so that the Company or its sublicensee may commence commercial sales of Licensed Product for the treatment of a Category 2 medical condition;

     4.6.10 [*] within thirty (30) days of the first date on which the Company doses the first patient in a Phase II clinical trial with a Licensed Product to treat a Category 3 medical condition under a Company sponsored or Company sublicensee sponsored IND;

     4.6.11 [*] within thirty (30) days of the first date on which the Company doses the first patient in a Phase III clinical trial to determine efficacy with a Licensed Product to treat a Category 3 medical condition under a Company sponsored or Company sublicensee sponsored IND;

     4.6.12 [*] within thirty (30) days of the first date on which (x) the FDA accepts an NDA, (y) the European Medicines Evaluation Agency accepts the equivalent of an NDA or (z) the Japanese Food & Drug Administration accepts the equivalent of an NDA (and only the first of these three events to occur), in each case, submitted by the Company or its sublicensee relating to a Licensed Product for the treatment of a Category 3 medical condition;

     4.6.13 [*] within thirty (30) days of the approval by the FDA of an NDA submitted by the Company or its sublicensee relating to a Licensed Product for the treatment of a Category 3 medical condition;

     4.6.14 [*] within thirty (30) days of the approval of a marketing application by the European Medicines Evaluation Agency so that the Company or its sublicensee may commence commercial sales of Licensed Product for the treatment of a Category 3 medical condition;

     4.6.15 [*] within thirty (30) days of the first date on which the Company doses the first patient in a Phase II clinical trial with a Licensed Product to treat a Category 4 medical condition under a Company sponsored or Company sublicensee sponsored IND;

     4.6.16 [*] within thirty (30) days of the first date on which the Company doses the first patient in a Phase III clinical trial to determine efficacy with a Licensed Product to treat a Category 4 medical condition under a Company sponsored or Company sublicensee sponsored IND;

     4.6.17 [*] within thirty (30) days of the first date on which (x) the FDA accepts an NDA, (y) the European Medicines Evaluation Agency accepts the equivalent of an NDA or (z) the Japanese Food & Drug Administration accepts the equivalent of an NDA (and only the first of these three events to occur), in each case, submitted by the Company or its sublicensee relating to a Licensed Product for the treatment of a Category 4 medical condition;

     4.6.18 [*] within thirty (30) days of the first approval by the FDA of an NDA submitted by the Company or its sublicensee relating to a Licensed Product for the treatment of a Category 4 medical condition; and

     4.6.19 [*] within thirty (30) days of the first approval of a marketing application by the European Medicines Evaluation Agency so that the Company or its sublicensee may commence commercial sales of Licensed Product for the treatment of a Category 4 medical condition.

Notwithstanding anything in this Section 4.6, in no event shall the Company be obligated to pay any Milestone Payment more than one time for the Licensed Products in Categories 1, 2 or 3.

     4.7 The Company shall pay to the Licensor an amount equal to [*] of all sublicensing fees and other lump sum payments (including milestones) or other compensation (excluding royalties) received by the Company or an Affiliate from its sublicensees or other third parties having a direct or indirect interest in the proceeds from the sale of any Licensed Products for the development, manufacture, use, lease or sale of Licensed Products to end users, other than
(a) payments received from the sale or issuance of debt or equity securities of the Company unless such payments are made at a premium to the Market Price, in which case, the Licensor shall be entitled to [*] of the difference between the Market Price and the purchase price of such securities; and (b) payments received by the Company that are (i) designated in any agreement with a third party to be dedicated to the research and development of the Technology or Licensed Products (including testing and FDA approvals), (ii) dedicated to establish a marketing and sales force for sales of Licensed Products, or (iii) in exchange for goods and/or services relating to a Licensed Product having a Fair Market Value equivalent to the amount received by the Company. All payments owing under this Section 4.7 shall be paid by the Company to the Licensor within ten (10) business days of receipt by the Company of payment from the relevant sublicensee or other third party.

     4.8 The Company shall pay to the Licensor [*] of the gross proceeds the Company actually receives from the sale of its equity or debt securities until such time as the Licensor shall have received an aggregate of [*] from such proceeds (the "Accruable License Fee"). In addition to the foregoing obligation with respect to debt and equity financing that occurs after the date of this Agreement, if the Licensor shall have not yet received the entire Accruable License Fee (i) on or before [*], the Company shall pay the Licensor, as a license fee, the lesser of (a) the remaining balance of the Accruable License Fee and (b) an amount that when added to the aggregate Accruable License Fees paid through such date equals [*] and (ii) on or before [*], the Company shall pay the Licensor, as a license fee, the lesser of (a) the remaining balance of the Accruable License Fee and (b) an amount that when added to the aggregate Accruable License Fees paid through such date equals [*] (which includes all payments made under clause (i)(b) above). All amounts payable under this Section
4.8 shall be paid within ten (10) days of the applicable determination date and shall be credited against the Accruable License Fee and the remaining balance of the Accruable License Fee shall be proportionately reduced. The amount payable under Section 4.9 shall not be credited against the Accruable License Fee. Upon termination of the License Agreement, for any reason, the Company will not be obligated to the Licensor to pay the remaining balance, if any, of the Accruable License Fee.

     4.9 In addition to the milestone payments and royalties payable under this
Article 4, after the closing of the Qualified Financing, the Company shall pay to the Licensor, as a license fee, [*] within five (5) days of the closing of such financing.

For the avoidance of doubt, the obligations of the Company under Sections
4.8 and 4.9 of this Agreement relate to payments to be made after the date of this Agreement (the failure of which to be paid may provide the Licensor with a basis to assert a breach of this Agreement) and shall not (i) constitute a condition precedent to the grant of the license (or sublicense) rights granted to the Company under this Agreement or (ii) result in the termination of any license (or sublicense) rights granted hereunder, except as expressly provided in Article 7 of this Agreement.

     4.10 To the extent that the Company or any Affiliate of the Company is required, (i) after reasonable legal analysis, or (ii) by order or judgment of any court in any jurisdiction, to obtain a license from a third party in order to practice the rights purported to be granted to the Company by the Licensor hereunder under Patent Rights in such jurisdiction, then up to [*] of the royalties payable under such license in such jurisdiction may be deducted from royalties otherwise payable to the Licensor hereunder, provided that in no event shall the aggregate royalties payable to the Licensor in any quarterly period in such jurisdiction be reduced (i) by more than [*] as a result of any such deduction or (ii) by an amount that would reduce the Licensor's royalty payment to less than [*] of Net Sales of Licensed Products from any license or sublicensee.

     4.11 The Licensor shall remit [*] of net revenues received by it to the Company as a result of its sales, if any, to Homeland Security. For the purposes of this Section, net revenues shall be defined as gross revenues from Homeland Security minus (i) costs of goods sold ("COGS") determined according to GAAP,
(ii) directly related packaging and freight charges and (iii) other directly related costs of such sales in an amount not to exceed [*] per annum. Such sublicense fees shall be paid quarterly, due thirty-five (35) days after the close of each calendar quarter and submitted along with a financial report equivalent to what is required of Company under this Agreement. The Licensor agrees to make such payments until (i) the end of the term of the Patent Rights or (ii) [*] years from first commercial sale of any Licensed Product, whichever is later.

     4.12 To the extent the Company shall have paid to NYU, Incyte or Joslin any royalty or other payment which the Licensor was obligated to make under the terms of any of the Existing Licenses (immediately prior to any termination) (i) as a result of a failure of the Licensor to make such payment, or (ii) resulting from the assumption by the Company (or its designee) of the obligations of the Licensor under any Existing License after termination of such Existing Licenses by the counterparty thereto (whether as a result of breach by the Licensor or otherwise), in each case, the documented amount of such payments made by the Company shall be credited against equal amounts owed by the Company to the Licensor under this Agreement.

                                   ARTICLE 5

                               REPORTS AND RECORDS


     5.1 The Company shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to the Licensor by way of royalty as aforesaid. Said books of account shall be kept at the Company's principal place of business and the supporting data shall be made available up to once per year upon reasonable notice to the Company, for three (3) years following the end of the calendar year to which they pertain, for inspection by the Licensor's internal audit division and/or by another designated auditor selected by the Licensor, except one to whom the Company has reasonable objection, for the purpose of verifying the Company's royalty statement or compliance in other respects with this Agreement. If an inspection shows an under reporting or underpayment in excess of the greater of [*] of royalties payable for any twelve (12) month period and [*], then the Company shall reimburse the Licensor for the cost of the inspection at the time the Company pays the unreported royalties, including any late charges as required by Section 5.4 of this Agreement. All payments required under this
Article 5 shall be due within fifteen (15) days of the date the Licensor provides the Company notice of the payment due.

     5.2 Within thirty five (35) days from the end of each quarter of each calendar year, the Company shall deliver to the Licensor complete and accurate reports, giving such particulars of the business conducted by the Company during the preceding quarter under this Agreement as shall be pertinent to a royalty accounting hereunder. These shall include at least the following:

     5.2.1 All Licensed Products and Licensed Processes used, leased or sold by or for the Company or its Affiliates;

     5.2.2 Total amounts invoiced by the Company for Licensed Products and Licensed Processes used, leased or sold by or for the Company or its Affiliates;

     5.2.3 Deductions applicable in computed Net Sales, if any;

     5.2.4 Total royalties due based on Net Sales by or for the Company or its Affiliates or any sublicensee; and

     5.2.5 Names and addresses of all sublicensees and Affiliates of the Company.

     In addition, within ninety (90) days of the end of each fiscal year of the Company, the Company shall provide the Company's year-end financial statements to the Licensor.

     5.3 With each such quarterly report submitted, the Company shall pay to the Licensor the royalties due and payable under this Agreement, subject to any applicable credits. Until such time as the first Licensed Product is approved by the FDA, the Company shall not be required to make a report pursuant to this
Article 5 (other than the provision of the Company's year-end financial statements).

     5.4 Amounts which are not paid when due and which are not the subject of a bona fide dispute shall accrue interest from the due date until paid, at a rate equal to the then prevailing prime rate of Citibank, N.A., plus two percent (2%).

     5.5 The Company agrees to forward to the Licensor annually a copy of any report, which is in substance similar to the report required by this Article 5, received from any sublicensee and other documents received from any sublicensee as the Licensor may reasonably request, as may be pertinent to an accounting of royalties.

     5.6 The Licensor agrees to hold in confidence each report delivered by the Company pursuant to this Article 5 until the termination of this Agreement. Notwithstanding the foregoing, the Licensor may disclose any such information required to be disclosed pursuant to any judicial, administrative or governmental request, subpoena, requirement or order, provided that the Licensor take reasonable steps to provide the Company with the opportunity to contest such request, subpoena, requirement or order.

                                   ARTICLE 6

                       PATENT PROSECUTION AND MAINTENANCE


     6.1 Following the closing of the Qualified Financing, the Company shall diligently prosecute and maintain the Patent Rights as set forth in Exhibit A hereto (as the same may be amended or supplemented from time to time after the date hereof), at its sole cost and expense, including, but not limited to, the filing of patent applications which may be required. The Company agrees to keep the Licensor reasonably well informed with respect to the status and progress of any such applications, prosecutions and maintenance activities, subject to the obligations of confidentiality set forth in Article 15 hereof, and to consult in good faith with the Licensor and take into account the Licensor's comments and requests with respect thereto. Both parties agree to provide reasonable cooperation to each other to facilitate the application and prosecution of patents pursuant to this Agreement.

     6.2 The Company may, in its discretion, elect to abandon any patent applications or issued patent in the Patent Rights. Prior to any such abandonment, the Company shall give the Licensor at least sixty (60) days' notice and a reasonable opportunity to take over prosecution or maintenance of such Patent Rights. In such event, the Licensor shall have the right, but not the obligation, to commence or continue such prosecution and to maintain any such Patent Rights under its own control and at its expense. The Company agrees to cooperate in such activities including execution of any assignments or other documents necessary to enable the Licensor to obtain and retain sole ownership and control of such Patent Rights.

                                    ARTICLE 7

                                   TERMINATION


     7.1 If the Company shall file a petition in bankruptcy, an involuntary petition for bankruptcy is filed against the Company and not contested with ninety (90) days of such filing, or if the business of the Company shall be placed in the hands of a receiver, assignee or trustee for the benefit of creditors, whether by the voluntary act of the Company or otherwise, this Agreement shall automatically terminate.

     7.2 If the Company fails to make payment to the Licensor of royalties, milestones or other amounts due in accordance with the terms of this Agreement which are not the subject of a bona fide dispute between the Licensor and the Company, the Licensor shall have the right to terminate this License Agreement within ten (10) days after giving written notice of termination unless the Company shall pay to the Licensor, within the 10-day period, all such royalties, milestones or other amounts due and payable that are not the subject of a bona fide dispute. In the event of a bona fide dispute over royalties, milestones or other amounts due and payable, the parties shall resolve such dispute in accordance with Article 8. Subject to Article 8 and the immediately preceding sentence, upon the expiration of the 10-day period, if the Company shall not have paid all such royalties, milestones or other amounts due and payable, the rights, privileges and license granted hereunder shall, at the option of the Licensor, immediately terminate.

     7.3 Upon any material breach or default of this Agreement by the Company, other than as set forth in Sections 7.1 and 7.2 above, the Licensor shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder by giving sixty (60) days prior written notice to the Company. Subject to Article 8, such termination shall become effective immediately unless the Company shall have cured any such breach or default prior to the expiration of such 60-day period referred to above. If a dispute regarding termination is addressed according to Article 8, the licenses and rights granted under this Agreement shall remain in full force and effect until such dispute is settled in a manner that is not further appealable or not appealed.

     7.4 The Company shall have the right at any time to terminate this Agreement in whole, for any reason or no reason, by giving sixty (60) days notice thereof in writing to the Licensor.

     7.5 Upon termination of this Agreement for any reason, all monetary obligations of a party that would accrue or be incurred by such party after the date of such termination shall be released and terminated; provided, however, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination or obligations under Articles 4, 5, 8, 9, 10, 11, 14, 16 and 19 and Sections 2.4 and 3.2. The Company and/or any sublicensee thereof may, however, after the effective date of any such termination by the Company due to a material breach or default of this Agreement by the Licensor and continuing for a period not to exceed six (6) months thereafter, sell all completed Licensed Products, provided that the Company shall pay or cause to be paid to the Licensor the royalties thereon as required by Article 4 of this Agreement and shall submit the reports required by
Article 5 hereof on the sales of Licensed Products. All representations and warranties contained in this Agreement (including the schedules hereto) shall survive during the term of this Agreement and, in the case of a termination by the Company due to a material breach or default of this Agreement by the Licensor, for the [*] after such termination.

     7.6 If not terminated sooner, this Agreement shall terminate, on a country by country basis, on (i) the date of the last to expire claim contained in the Patent Rights or (ii) thirteen (13) years from first commercial sale of any Licensed Product, whichever is later.

                                   ARTICLE 8

                               DISPUTE RESOLUTION


     8.1 Any dispute arising from or relating to the amount of any payments to be made, or alleged to be made, under Article 3 or Article 4 of this Agreement, or arising under Section 2.4.2 of this Agreement, shall be determined before a tribunal of three arbitrators in New York, New York in accordance with the rules of the American Arbitration Association. One arbitrator shall be selected by the Licensor, one arbitrator shall be selected by the Company and the third arbitrator shall be selected by mutual agreement of the first two arbitrators.

     8.2 Any other claim, dispute, or controversy arising from this Agreement and the provisions hereof (including, without limitation, the validity, enforceability, or infringement of any patent contained in the Patent Rights licensed hereunder and/or the license of the Patent Rights) shall be resolved in any court as to which the parties have submitted to jurisdiction pursuant to
Section 19.10 hereof.

     8.3 In the event that, in any arbitration proceeding, any issue other than the amount and/or existence of any payment obligation under Article 3 or Article 4 shall arise, the arbitrators shall, to the extent possible, resolve only the issues relating to the amount and/or existence of any payment obligation under
Article 3 or Article 4; in any event, the arbitrators shall not delay the arbitration proceeding for the purpose of obtaining or permitting either party to obtain judicial resolution of any other issues, unless an order staying the arbitration proceeding shall be entered by a court of competent jurisdiction.

     8.4 The costs of such arbitration shall be borne proportionate to the finding of fault as determined by the arbitrators. Judgment on the arbitration award may be entered by any court of competent jurisdiction.

                                   ARTICLE 9

                         INFRINGEMENT AND OTHER ACTIONS


     9.1 Each of the parties shall, promptly after receipt of notice or other indication of alleged infringement by a third party of the Patent Rights, provide written notice to the other party of such alleged infringement and provide such other party with any available evidence of such infringement.

     9.2 During the term of this Agreement, the Company shall have the right, but not the obligation, to prosecute and/or defend, at its own expense and utilizing counsel of its choice, any infringement of, and/or challenge to, the Patent Rights. In furtherance of such right, the Licensor hereby agrees that the Company may join the Licensor as a party in any such suit (and will join at the Company's request), provided that the Company pay all of the Licensor's reasonable out-of-pocket expenses. Any recovery of damages pursuant to this
Section 9.2 shall be retained entirely by the Company and allocated pursuant to
9.4 below. In addition, the

Company shall defend, indemnify and hold the Licensor, its Affiliates and their respective directors, officers, shareholders, agents, successors and permitted assigns harmless from and against any costs, expenses or liability that may be found or assessed against the Licensor in any such suit, other than those resulting from the Licensor's gross negligence or willful misconduct or any fact or condition the existence of which constitutes a breach of any representation or warranty made by the Licensor to the Company in Article 17 hereof.

     9.3 In the event that a claim or suit is asserted or brought against the Company alleging that the manufacture or sale of any Licensed Product by the Company, an Affiliate of the Company, or any sublicensee, or the use of such Licensed Product by any customer of any of the foregoing, infringes proprietary rights of a third party, the Company shall give written notice thereof to the Licensor. The Company may, in its sole discretion, modify such Licensed Product to avoid such infringement and/or may settle on terms that it deems advisable in its sole discretion, subject to Section 9.2. Otherwise, the Company shall have the right, but not the obligation, to defend any such claim or suit.

     9.4 Any recovery of damages by the Company, in any such suit, shall be applied first in satisfaction of any unreimbursed expenses and legal fees of the Company relating to the suit. The balance remaining from any such recovery shall be treated as royalties received by the Company from sublicensees and shared by the Licensor and the Company in accordance with clause 4.1.1 or 4.1.2 hereof, as applicable.

     9.5 If within six (6) months after receiving notice of any alleged infringement, the Company shall have been unsuccessful in persuading the alleged infringer to desist, or shall not have brought and shall not be diligently prosecuting an infringement action, or if the Company shall notify the Licensor, at any time prior thereto, of its intention not to bring suit against the alleged infringer, then, and in those events only, the Licensor shall have the right, but not the obligation, to prosecute, at its own expense and utilizing counsel of its choice, any infringement of the Patent Rights, and the Company may, for such purposes, join the Licensor as a party plaintiff. The total cost of any such infringement action commenced solely by the Licensor shall be borne by the Licensor and the Licensor shall keep any recovery or damages for infringement or otherwise derived therefrom and such shall not be applicable to any royalty obligation of the Company.

     9.6 In any suit to enforce and/or defend the Patent Rights pursuant to this Agreement, the party not in control of such suit shall, at the request and expense of the controlling party, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

                                   ARTICLE 10

                      LIMITATION OF LIABILITY, INDEMNITIES


     10.1 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, LICENSOR MAKES NO REPRESENTATIONS AND EXTENDS NO

WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE.

     10.2 The Company agrees to defend, indemnify and hold the Licensor, its Affiliates and their respective directors, officers, shareholders, agents, successors and permitted assigns harmless from and against all losses, liabilities, claims, obligations, penalties, damages, costs and expenses (including all attorneys' fees and disbursements and other costs reasonably incurred or sustained in connection with the investigation, defense or prosecution of any such claim or any action or proceeding ("Losses") relating to or arising directly or indirectly: (a) out of use by the Company or its transferees of inventions licensed or information furnished under this Agreement or (b) out of any use, sale or other disposition by the Company or its transferees of Patent Rights, Licensed Products or Licensed Processes, in each case which are not the result of the Licensor's gross negligence or willful misconduct or any fact or condition the existence of which constitutes a breach of any representation or warranty made by the Licensor to the Company in Article 17 hereof. The Company agrees that any sublicense agreement it enters relative to the Licensed Products and/or Licensed Processes shall contain a covenant by such sub-licensee providing for the indemnification of the Licensor as provided in this Article 10.

     10.3 The Licensor agrees to defend, indemnify and hold the Company, its Affiliates and their respective directors, officers, shareholders, agents, successors and permitted assigns harmless from and against, and shall pay and reimburse the foregoing persons for, any and all Losses relating to or arising, directly or indirectly, out of the breach (or alleged breach if asserted by a third party) of (i) any representation or warranty of the Licensor contained in this Agreement, (ii) any covenant or agreement of the Licensor contained in this Agreement, (iii) any agreement between the Licensor and any third party in existence as of the date of this Agreement (including all clinical trial agreements and all agreements containing indemnification obligations of the Licensor), or (iv) any clinical trial conducted by the Licensor or any of its Affiliates pursuant to Section 2.4 hereof. All Losses as to which the Company shall be entitled to recover from the Licensor under this Section 10.3 may be credited against any amounts owing by the Company to the Licensor under this Agreement.

     10.4 A party seeking indemnification pursuant to Section 10.2 or 10.3 (an "Indemnified Party") shall give prompt notice to the party from whom such indemnification is sought (the "Indemnifying Party") of the assertion of any claim or assessment, or the commencement of any action, suit or other proceeding, by a third party in respect of which indemnity may be sought hereunder (a "Third Party Claim") and will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but no failure to give such notice shall relieve the Indemnifying Party of any liability hereunder (except to the extent the Indemnifying Party has suffered actual and material prejudice thereby). The Indemnifying Party shall have the right, exercisable by written notice to the Indemnified Party within 14 days of receipt of notice from the Indemnified Party of commencement of or assertion of any Third Party Claim, to assume the defense of such Third Party Claim, using counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party; provided, that if the Indemnified Party shall have been advised by counsel that under applicable standards of professional responsibility, a conflict will arise in the event both the Indemnified

Party and the Indemnifying Party are represented by the same counsel with respect to the Third Party Claim, such Indemnified Party shall have the right to separate counsel for the defense of such Third Party Claim and all Losses in connection therewith shall be reimbursed by the Indemnifying Party from time to time upon demand of the Indemnified Party. The Indemnifying Party or the Indemnified Party, as the case may be, shall in any event have the right to participate at its own expense, in the defense of any Third Party Claim which the other is defending. The Indemnifying Party, if it shall have assumed the defense of any Third Party Claim in accordance with the terms hereof, shall have the right, upon 30 days' prior written notice to the Indemnified Party, to consent to the entry of judgment with respect to, or otherwise settle, such Third Party Claim unless (i) the Third Party Claim involves equitable or other non-monetary damages, (ii) in the reasonable judgment of the Indemnified Party such settlement would have a continuing material adverse effect on the business of the Indemnified Party (including any material impairment of relationships with customers or suppliers) or (iii) the terms of such settlement do not include a full release of the Indemnified Party from the liability in connection with such Third Party Claim, in which cases such settlement only may be made with the written consent of the Indemnified Party, which consent shall not be unreasonably withheld. The Indemnified Party shall have the sole and exclusive right to settle any Third Party Claim, on such terms and conditions as it deems reasonably appropriate, (A) if the Indemnifying Party fails to assume the defense in accordance with the terms hereof or (B) to the extent such Third Party Claim involves equitable or other non-monetary relief, and shall have the right to settle any Third Party Claim involving monetary damages with the consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

                                   ARTICLE 11

                                OTHER AGREEMENTS


     11.1 In connection with the transfer of the Technology, the Licensor shall, to the extent permitted by law, provide the Company with, sell to the Company (as specifically indicated below and only to the extent requested by the Company), and/or give the Company access to the following: (i) copies of all regulatory submissions by the Licensor, its Affiliates, contractors or agents,
(ii) copies of or access to all patient records (including those held by physicians, care facilities, or clinical trial organizations) to the extent the Licensor has copies thereof or can provide access thereto, (iii) copies of all computer data and reports pertaining to clinical trials, (iv) copies of all adverse event reports, (v) copies of all pre-clinical evaluations, (vi) any clinical trial material in the Licensor's possession that has not expired at cost plus [*], (vii) storage of and access permission to biological samples,
(viii) physicians, CROs and health care administrators involved in trials, to the extent such persons are available, (ix) all drug manufacture files along with the right to use manufacturing processes, (x) remaining quantities of any active pharmaceutical ingredient intermediates pursuant to the terms of a supply agreement to be negotiated between the parties and (xi) all other information that the Company may reasonably request from the Licensor. All costs related to the duplication and transfer of such materials shall be borne by the Company. In addition, the Licensor shall assign or, if the Licensor is legally prohibited from assigning or the parties agree to cross-reference, cross-reference to the Company all regulatory filings relating to Licensed Products; provided that the

Licensor shall have access to such regulatory filings related to the Licensed Products to the extent necessary to assist in the sale of Licensed Products to Homeland Security pursuant to Section 2.4 hereof. To the extent that the Licensor has access to patient records, data, computer files, patient samples or other patient clinical trial information, the Licensor, to the extent permitted by law, on written request by the Company, shall arrange for the Company access to such documents, information, materials and CT Agreements (as defined below). The Licensor will promptly notify the Company of any ongoing clinical trial responsibilities (including patient monitoring and follow-up) under the CT Agreements and shall allow the Company to decide, in its sole discretion, whether to assume such obligations and, to the extent the Company elects not to assume such obligations, such obligations shall remain the sole responsibility of the Licensor. From time to time during the term of this Agreement, at the request and expense of the Company, the Licensor agrees to execute and deliver to the Company such documents and take such other actions as the Company may reasonably request in order to consummate more effectively the transactions contemplated hereby. The Licensor shall reasonably cooperate with the Company and provide the Company with such assistance as reasonably may be requested by the Company, including with respect to the transfer of clinical data and filings with the FDA.

     11.2 In consideration of the obligations of the Company under this Agreement and the payments made, and to be made, by the Company to the Licensor, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Licensor shall not (and shall cause its employees, consultants and agents not to), for a period commencing on the date hereof and ending (x) in the case of a termination resulting from a breach by the Licensor or its Affiliate, [*] after the termination of this Agreement or
(y) in all other cases, upon the termination of this Agreement, by business operation, joint venture, partnership, merger, consolidation, acquisition, ownership of securities or otherwise, develop, commercialize, operate, manage, control, finance, consult with, engage or participate in any manner in any business or activity anywhere in the world that uses one or more Peptides for treatment of any of the indications set forth on Schedule 11.2 attached hereto. The Licensor acknowledges that a violation or threatened violation of any of the provisions of this Section 11.2 may result in the Company sustaining irreparable harm, which result may not be adequately redressed by the payment of damages to the Company and, therefore, in addition to any other remedies that the Company may have under this Agreement or otherwise, the Company shall be entitled to apply to any court of competent jurisdiction, at law or in equity, for an injunction, without providing any bond, enjoining or restraining any such violation, including the rescission of any violative transaction to the extent permissible under applicable law. If, for any reason, a court of competent jurisdiction shall find any of the provisions of this Section unreasonable in duration, geographic scope or otherwise, the prohibitions contained herein shall be restricted to such time and geographic area as such court determines to be reasonable and that reflect the intention of the parties to the fullest extent permissible. Such restriction shall apply only with respect to the operation of such provisions in the particular jurisdiction in which such adjudication is made. The parties agree that the list of indications included on Schedule 11.2 may be supplemented by the Company, at any time during the term of this Agreement, with any additional indications that the Company or its sublicensee has formally committed to pursue, as evidenced by the initiation of a development program therefor, by providing the Licensor with written notice of such additional indication(s) and the initiation of such program(s); provided that any such additional indication(s) shall only be added to Schedule 11.2 if, at the time of such notice, the Licensor or an Affiliate has not commenced a development program to develop a compound for treatment of such indication.

     11.3 The Licensor hereby authorizes the Company (a) to include in any NDA for a Licensed Product, as the Company may deem appropriate under the Federal Food, Drug and Cosmetic Act (the "Act"), a list of patents included among the Licensed Patents that relate to such Licensed Product and such other information as the Company in its reasonable discretion believes is appropriate to be filed pursuant to the Act; (b) to commence suit for any infringement of the Licensed Patents under ss. 271(e) (2) of Title 35 of the United States Code occasioned by the submission by a third party of an IND, an Abbreviated New Drug Application (as that term is defined in the Act) for a Licensed Product pursuant to ss. 505(j) of the Act or an NDA for a Licensed Product pursuant to ss. 505(b)(2) of the Act; and (c) subject to the Licensor's consent (which consent will not be unreasonably withheld or delayed), to exercise any rights that may be exercisable by Licensor as patent owner under the Act to apply for an extension of the term of any patent included among the Licensed Patents. In the event that applicable law in any other country of the Territory hereafter provides for the extension of the term of any patent included among the Licensed Patents in such country, upon request by and at the expense of the Company, the Licensor shall use commercially reasonable efforts to obtain such extension or, in lieu thereof, shall authorize the Company or, if requested by the Company or its sublicensees to apply for such extension, in consultation with the Licensor. The Licensor, at the Company's expense, agrees to reasonably cooperate with the Company or its sublicensees, as applicable, in the exercise of the authorization granted herein or which may be granted pursuant to this Section and will execute such documents and take such additional actions as the Company may reasonably request in connection therewith, including, if necessary, permitting itself to be joined as a proper party in any suit for infringement brought by the Company under clause (b) above. The provisions of this Section 11.3 shall apply to any suit for infringement brought by the Company under clause (b) above. In the event the Company decides not to commence suit for infringement under clause (b) above, the Company will notify the Licensor of its decision within twenty-five
(25) days after the receipt of notice that the third party has made a certification described in ss. 505(b)(2)(A)(iv) or 505(j)(2)(A)(vii)(IV) of the Act, so that Licensor may institute such litigation itself, if it wishes, at its own cost and expense.

     11.4 The Licensor shall promptly provide to the Company a copy of each (i) written notice (including, without limitation, relating to termination, amendment, cancellation or acceleration), (ii) request for waiver, consent, amendment or modification, and (iii) other material written materials, in each case, received on or after the date of this Agreement by the Licensor or any of its Affiliates in connection with each Material Agreement.

     11.5 The Licensor covenants that it will not during the term of this Agreement (a) cause or assist in the assertion, instigation, maintenance or pursuit of any claim against the Company based on or alleging infringement of any rights under any of the patents or patent applications listed in Exhibit B or any and all patents issuing thereon, including continuations, divisionals, reexaminations, extensions, and reissue applications and continuation-in-part applications and any United States or foreign patents granted upon such applications in connection with the practice by the Company of any of its rights granted hereunder other than with respect to Peptides or (b) enter into a license with respect to, or otherwise convey rights under, any of the patents and patent applications listed in Exhibit B to any third party relating to (i) peptide sequences [*] derived from BPI or (ii) any licensed products comprising, or licensed processes utilizing, peptide sequences [*] derived from BPI.

                                   ARTICLE 12

                                   ASSIGNMENT


     This Agreement and the rights and duties appertaining hereto may not be assigned by either party without first obtaining the written consent of the other which consent shall not be unreasonably withheld. Any such purported assignment, without the written consent of the other party, shall be null and of no effect. Notwithstanding the foregoing, each party may assign this Agreement without the consent of the other party (i) to a purchaser, merging or consolidating corporation, or acquiror of substantially all of the assignor's assets or business and/or pursuant to any reorganization qualifying under section 368 of the Internal Revenue Code of 1986, as amended, as may be in effect at such time, or (ii) in whole or in part to an Affiliate of the assignor; provided that the Licensor may not assign any portion of this Agreement that relates to NYU or Incyte as provided above unless the assignee is assigned all of the Licensor's rights and obligations under the Incyte License Agreement and the NYU License Agreement. The Licensor may not assign or terminate any rights held by Licensor as of the date of this Agreement with respect to the Patent Rights arising from any license, agreement or arrangement with any Non-Licensor Patent Owner without the prior written consent of the Company.

                                   ARTICLE 13

                          PAYMENT OF FEES AND EXPENSES


     Each of the Company and the Licensor shall be responsible for their own expenses relating to the preparation and consummation of this Agreement and the agreements and transactions contemplated hereby.

                                   ARTICLE 14

                          USE OF NAMES AND PUBLICATION


     14.1 Nothing contained in this Agreement shall be construed as granting any right to the Company or its Affiliates to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of the Licensor or any of its units (including contraction, abbreviation or simulation of any of the foregoing) without the prior, written consent of the Licensor; provided, however, that the Licensor acknowledges and agrees that the Company may use the names of the Licensor in various documents used by the Company for capital raising and financing without such prior written consent where the use of such names may be required by law. Notwithstanding the foregoing, the Licensor hereby grants to the Company for the term of this Agreement a non-exclusive, royalty free license to use any United States and/or foreign trademarks or trademark applications filed by or on behalf of the Licensor related to the Technology, the Patent Rights, Licensed Products or Licensed Processes, including NEUPREX(R).

     14.2 Nothing herein shall be deemed to establish a relationship of principal and agent between the Licensor and the Company, nor any of their agents or employees for any purpose whatsoever.

     14.3 The Licensor and the Company agree to the release of a press release in the form attached hereto as Schedule 14.3 upon full execution of this Agreement and that the consummation of this Agreement, as well as such terms as are expressly described in such press release, shall be deemed to be in the public domain. Subject to either party's disclosure obligations under law, the Licensor and the Company shall cooperate with each other in the development and distribution of all further news releases and other written statements for general circulation relating primarily to the transaction contemplated hereby.

                                   ARTICLE 15

                   PAYMENTS, NOTICES AND OTHER COMMUNICATIONS


     Any payment, notice or other communication required or permitted to be given pursuant to this Agreement shall be in writing and sent by certified first class mail, postage prepaid, by hand delivery or by facsimile if confirmed in writing, in each case effective upon receipt, at the addresses below or as otherwise designated by written notice given to the other party:

                  In the case of the Licensor:

                  XOMA Ireland Limited
                  Shannon Airport House
                  Shannon Co., Clare
                  Ireland
                  Attention:  Company Secretary
                  Fax:

                  with a copy to:

                  Cahill Gordon & Reindel LLP
                  80 Pine Street
                  New York, NY  10005
                  Attn.:  Geoffrey E. Liebmann, Esq.
                  Fax:  212-378-2295

                  In the case of the Company:

                  Zephyr Sciences Inc.
                  55 Broad Street
                  20th Floor
                  New York, NY 10004
                  Attn:  President
                  Fax:  (212) 422-2091

                  With a copy to:

                  Reitler Brown & Rosenblatt
                  80 Third Avenue
                  New York, NY  10022
                  Attn.: Scott H. Rosenblatt, Esq.
                  Fax: 212-371-5500

                                   ARTICLE 16

                                 CONFIDENTIALITY


     16.1 Any and all proprietary or confidential information relating to the Patent Rights (including but not limited to Know-how and patent prosecution documents relating to Patent Rights) collectively constitute the "Confidential Information." The Company and the Licensor agree that they will not use the Confidential Information for any purpose unrelated to this Agreement, and will hold it in confidence during the term of this Agreement and for a period of five
(5) years after the termination or expiration date of this Agreement. The Company shall exercise with respect to such Confidential Information the same degree of care as the Company exercises with respect to its own confidential or proprietary information of a similar nature, and shall not disclose it or permit its disclosure to any third party (except to those of its employees, consultants, or agents who are bound by the same obligation of confidentiality as the Company is bound by pursuant to this Agreement). However, such undertaking of confidentiality by the Company shall not apply to any information or data which:

     16.1.1 The Company receives at any time from a third party lawfully in possession of same and having the right to disclose same;

     16.1.2 Is, as of the date of this Agreement, in the public domain, or subsequently enters the public domain through no fault of the Company;

     16.1.3 Is independently developed by the Company as demonstrated by written evidence without reference to information disclosed to the Company by the Licensor;

     16.1.4 Is disclosed pursuant to the prior written approval of the Licensor; or

     16.1.5 Is required to be disclosed pursuant to law or legal process (including, without limitation, to a governmental authority) provided, in the case of disclosure pursuant to legal process, reasonable notice of the impending disclosure is provided to the Licensor and the Licensor has agreed to such disclosure in writing or has exhausted its right to contest such disclosure.

                                   ARTICLE 17

                   REPRESENTATIONS AND WARRANTIES OF LICENSOR


     The Licensor represents and warrants to the Company, as of the date of this Agreement, that:

     17.1 The Licensor is a company with limited liability duly organized, validly existing and in good standing under the laws of the Republic of Ireland. The Licensor has the requisite power and authority to execute and deliver this Agreement and the other agreements contemplated hereby to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other agreements contemplated hereby to which the Licensor is a party and the performance and consummation of the transactions contemplated hereby and thereby by the Licensor have been duly authorized by all necessary action on the part of the Licensor. This Agreement and the other agreements contemplated hereby to which the Licensor is a party have been duly executed and delivered by the Licensor and, subject to the due authorization, execution and delivery of such agreements by the other parties thereto, this Agreement and such other agreements contemplated hereby constitute valid and binding obligations of the Licensor, enforceable against the Licensor in accordance with their respective terms, except as such enforcement may be affected by bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditor's rights generally and except for general principles of equity.

     17.2 The execution and delivery of this Agreement and the other agreements contemplated hereby do not, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with, or result in any violation or breach of any provision of the organizational documents of the Licensor, (ii) conflict with or violate any applicable foreign, Federal, state and local statutes, judgments, decrees, laws, ordinances, rules, regulations, injunctions and orders ("Laws") of any U.S. Federal, state, foreign or local government or any court, tribunal, administrative agency or commission or other governmental or regulatory authority, body or agency, including any self-regulatory organization ("Governmental Authorities") applicable to the Licensor or any of its assets or operations or any permit applicable to the Licensor or (iii) result in (x) any violation or breach of, constitute (with or without notice or lapse of time or both) a default under or conflict with (or give rise to a right of termination, amendment, cancellation or acceleration of any material obligation or loss of any benefit under) the provisions of any lease, contract or other agreement to which the Licensor is a party or by which it or any of its properties or assets is otherwise bound or (y) the imposition of any lien, pledge, hypothecation, mortgage, security interest, claim, lease, charge, option, right of first refusal or first offer, easement, servitude, transfer restriction, voting requirement or any other encumbrance, restriction or limitation on any of the properties or assets of the Licensor, in the case of clauses (ii) and (iii), except for such conflicts, violations, breaches, or defaults which, individually or in the aggregate, would not reasonably be likely to have a material adverse effect (A) on the Licensor's business, financial condition or results of operations or on its ability to enter into, or perform its obligations under, this Agreement or (B) on the rights of the Company hereunder or the Company's ability to sell or sublicense the Licensed Products (a "Material Adverse Effect").

     17.3 No consent, approval or authorization of, or declaration or filing with, any Governmental Authority or Person (a "Consent") is required on the part of the Licensor in connection with its execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

     17.4 No written communication has been received by the Licensor, and no investigation, regulatory enforcement action (including seizure, injunction, civil penalty or criminal action) or any related Governmental Authority review is or, in respect of any Licensed Product, to the knowledge of the Licensor, was at any time pending or is threatened by any Governmental Authority with respect to (i) any alleged or actual violation by the Licensor of any permit, Law or other requirement of any Governmental Authority relating to the operations conducted by the Licensor with respect to any Licensed Product or (ii) any alleged or actual failure to have or maintain in effect all permits required in connection with the operations conducted by the Licensor with respect to any Licensed Product. The Licensor has not received from the Federal Drug Administration ("FDA"), the U.S. Drug Enforcement Administration ("DEA") or any similar state, local or foreign Governmental Authority any written notice regarding the approvability or approval of any of the Licensed Products, except as set forth in Schedule 17.4. Except for the NEUPREX(R) product in the meningococcemia and trauma indications, no Licensed Product has been withdrawn, suspended or discontinued by the Licensor as a result of any action by the FDA, the DEA or any similar state, local or foreign Governmental Authority, either within or outside the U.S. (whether voluntarily or otherwise). With respect to any Licensed Products only, no officer, employee or, to the knowledge of the Licensor, agent of the Licensor has made any untrue statement of a material fact or a fraudulent statement to the FDA, DEA or any similar state, local or foreign Governmental Authority, failed to disclose any material fact required to be disclosed to the FDA, the DEA or any similar state, local or foreign Governmental Authority, or committed an act, made a statement or failed to make a statement that, at the time such act, statement or omission was made, could reasonably be expected to provide a basis for the FDA, the DEA or any similar state, local or foreign Governmental Authority to invoke the FDA's policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities" set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy, nor has any director, officer, employee or, to the knowledge of the Licensor, agent of the Licensor been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. Section 335a(a) (or any similar Law) or authorized by 21 U.S.C. Section 335a(b) (or any similar Law).

     17.5 There are no suits or actions, administrative, arbitration or other proceedings, or governmental investigations pending or, to the knowledge of the Licensor, threatened against or affecting the Licensor with respect to the Licensed Products. No Entity has notified the Licensor in writing of any material claim against the Licensor alleging any personal property or economic injury, loss or damage incurred as a result of or relating to the use of the Licensed Products. There is no judgment, order, injunction, decree, writ or award against the Licensor that is not satisfied and remains outstanding with respect to any Licensed Product.

     17.6 Schedule 17.6 hereto sets forth a true and complete list of each material license, contract or other agreement (together with certain other agreements) to which the Licensor is a party or by or to which any property of the Licensor is otherwise bound or subject that relates to the Licensed Products or the Patent Rights (collectively, the "Material Agreements"), including, without limitation, the Existing Licenses and any material CT Agreements. True and complete copies of all Material Agreements have been previously delivered to the Company or, in the case of the CT Agreements, have been made available for review and copying by the Company and its agents. Each of the Material Agreements is valid, binding and in full force and effect, and enforceable by the Licensor, or has expired, in each case in accordance with its respective terms. No Person (other than the Licensor) that is a party to any Material Agreement or is otherwise bound thereby is, to the knowledge of the Licensor, in default or breach thereof and, to the Licensor's knowledge, no event, condition or act exists that, with the giving of notice or the lapse of time or both, would give rise to such a default or breach thereof or a right of cancellation by the Licensor thereunder. The Licensor is not in default or breach in any material respect of any of the Material Agreements and, to the knowledge of the Licensor, no event, condition or act exists that, with the giving of notice or the lapse of time or both, would give rise to a default or breach by the Licensor thereof or a right of cancellation thereunder by any other party thereto. For the purposes of this Section 17.6, the term "material" shall mean having any ongoing effect on any Licensed Product or Patent Rights.

     17.7 Except as provided in the documents set forth on Schedule 17.6, the Licensor has all right, title, and interest in and to the Patent Rights, Licensed Products, Licensed Processes and Know-how (including the exclusive, absolute, irrevocable right, title and interest thereto), free and clear of all liens, charges, encumbrances or other restrictions or limitations of any kind whatsoever material to the uses of the Patent Rights, Licensed Products and Know-how. Except as provided in the Material Agreements, there are no restrictions on the direct or indirect transfer of any contract or other agreement, or any interest therein, held by the Licensor in respect of any of the Patent Rights and Know-how.

     17.8 To the knowledge of the Licensor, none of the Patent Rights, Licensed Products or Licensed Processes infringes or conflicts in any material respect with, and the Licensor has not received any notice of infringement of, or conflict with, any license, patent, copyright, trademark, service mark or other intellectual property right of any other Entity and, to the knowledge of the Licensor, there is no infringement or unauthorized use by any person of any of the Patent Rights, Licensed Products or Licensed Processes. Except as set forth on Schedule 17.8, the validity or enforceability of any of the Patent Rights, Licensed Products and Licensed Processes and or the title of the Licensor thereto has not been questioned in any litigation, governmental inquiry or proceeding to which the Licensor is a party and, to the knowledge of the Licensor, no such litigation, governmental inquiry or proceeding is threatened.

     17.9 The U.S. and foreign patent applications and patents itemized on Exhibit A set forth all of the patents and patent applications relating to and necessary for the development, sublicensing and/or sale of Licensed Products in the Field of Use owned by, or licensed to, the Licensor as of the date of this Agreement. There are no inventors of Patent Rights other than those listed as inventors on the patent filings and, to the knowledge of the Licensor, each of the Patent Rights is valid and enforceable. The Licensor has complied with its duty of disclosure to the U.S. Patent and Trademark Office regarding each of such patents in all material respects.

     17.10 To the knowledge of the Licensor, the Licensor has taken all reasonable actions necessary or appropriate to preserve the confidentiality of all trade secrets, proprietary and other confidential information material to the Licensed Products and Patent Rights.

     17.11 The Licensor is party to numerous clinical trial agreements that relate to Licensed Products ("CT Agreements") with physicians, care facilities, hospitals and contract research organizations to organize and carry out clinical trials. The parties acknowledge that, by this Agreement, the Licensor is not assigning, and the Company is not assuming, any indemnification or other obligations under the CT Agreements and that all liabilities and obligations under the CT Agreements shall be the sole responsibility of the Licensor. The Licensor has provided to the Company a copy of each written notice of invention, if any, received by the Licensor or its Affiliates under any of the CT Agreements.

     17.12 The Licensor has received, by irrevocable assignment for adequate consideration effective prior to the date of this Agreement, from its Affilates (including XOMA Tech) the exclusive right to license any Technology, Patent Rights and Licensed Products covered by the Existing Licenses. The Licensor has the sole power and authority (to the exclusion of all of its Affiliates) to sublicense to the Company any Technology, Patent Rights and Licensed Products covered by the Existing Licenses.

     17.13 The portions of the NYU Amendment, the Incyte Amendment and the Joslin Amendment that have been redacted from Exhibits C-1, D-1 and E, respectively, represent changed economic terms more favorable to the Licensor than the comparable terms of the NYU License Agreement, the Incyte License Agreement and the Joslin License Agreement, as the case may be, prior to being amended thereby.

                                   ARTICLE 18

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY


     The Company represents and warrants to the Licensor, as of the date of this Agreement, that:

     18.1 The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to execute and deliver this Agreement and the other agreements contemplated hereby to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other agreements contemplated hereby to which the Company is a party and the performance and consummation of the transactions contemplated hereby and thereby by the Company have been duly authorized by all necessary corporate action on the part of the Company. This Agreement and the other agreements contemplated hereby to which the Company is a party have been duly executed and delivered by the Company and, subject to the due authorization, execution and delivery of such agreements by the other parties thereto, this Agreement and such other agreements contemplated hereby constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforcement may be affected by bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditor's rights generally and except for general principles of equity.

     18.2 The execution and delivery of this Agreement and the other agreements contemplated hereby do not, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company, (ii) conflict with or violate any applicable Laws of any U.S. Federal, state, foreign or local government or any court, tribunal, administrative agency or commission or other Governmental Authorities applicable to the Company or any of its assets or operations or any permit applicable to the Company or (iii) result in (x) any violation or breach of, constitute (with or without notice or lapse of time or both) a default under or conflict with (or give rise to a right of termination, amendment, cancellation or acceleration of any material obligation or loss of any benefit under) the provisions of any lease, contract or other agreement to which the Company is a party or by which it or any of its properties or assets is otherwise bound or (y) the imposition of any lien, pledge, hypothecation, mortgage, security interest, claim, lease, charge, option, right of first refusal or first offer, easement, servitude, transfer restriction, voting requirement or any other encumbrance, restriction or limitation on any of the properties or assets of the Company.

     18.3 No Consent is required on the part of the Company in connection with its execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

                                   ARTICLE 19

                            MISCELLANEOUS PROVISIONS


     19.1 This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

     19.2 If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, the Company shall assume all legal obligations to do so and the costs in connection therewith.

     19.3 The parties hereto acknowledge that this Agreement, including the Appendices and documents incorporated by reference, sets forth the entire agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change of modification except by the execution of a written instrument subscribed to by the parties hereto.

     19.4 The provisions of this Agreement are severable, and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable under any controlling body of law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

     19.5 The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

     19.6 The headings of the several articles are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     19.7 This Agreement will not be binding upon the parties until it has been signed below on behalf of each party, in which event, it shall be effective as of the date recited on page one.

     19.8 This Agreement embodies the entire understanding of the parties and shall supersede all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof.

     19.9 Neither party shall be liable for delays or nonperformance of this Agreement if such delay or nonperformance was caused by: (i) act of God, act of war, strike, fire, natural disaster, terrorism, quarantine or accident; (ii) lack of availability of materials, fuel or utilities; or (iii) any other cause beyond such party's control (provided that the required acts of the Non-Licensor Patent Owners shall not be an act beyond the Licensor's control for purposes of this Section 19.9).

     19.10 For the purposes of this Agreement and all claims, disputes, or controversies arising from this Agreement (other than as provided in Section 8.1 above), the parties submit to the exclusive jurisdiction of the state and federal courts located in the Southern District of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in triplicate by proper persons thereunto duly authorized.

ZEPHYR SCIENCES INC.                    XOMA Ireland Limited

By: __________________________          By:  _____________________________
Name: _______________________                 Alan Kane
Title: ________________________               Director
Date: ________________________
                                        duly authorized for and on behalf of
                                        XOMA Ireland Limited in the presence of:

                                          _________________________________

                                    EXHIBIT A

                                  Patent Rights

Tab 1

Title:            BPI-Immunoglobulin Fusion Proteins
Inventors:        Theofan, Grinna, Horwitz

Based on PCT/US93/04754 [WO93/23434] which corresponds to U.S. Application No. 08/064,693 filed May 19, 1993.

COUNTRY                      APPLICATION NO.               STATUS/PATENT NO.
-------                      ---------------               -----------------
[*]                          [*]                           [*]
United States                08/064,693                    5,643,570
United States                08/885,366                    6,274,348
[*]

Tab 2

Title:         Improved Methods for the Preparation to Endotoxin-Binding Protein
Inventors:     Grinna

Based on PCT/US93/04752 [WO93/23540] which corresponds to U.S. Application No. 08/072,063 filed May 19, 1993.

COUNTRY                        APPLICATION NO.               STATUS/PATENT NO.
-------                        ---------------               -----------------
[*]                            [*]                           [*]
United States                  08/072,063                    5,439,807
[*]                            [*]                           [*]
Canada                         2,136,208                     2,136,208
Canada                         2,276,548                     2,276,648
[*]                            [*]                           [*]
[*]                            [*]                           [*]
[*]                            [*]                           [*]
[*]                            [*]                           [*]
[*]                            [*]                           [*]
[*]                            [*]                           [*]
[*]                            [*]                           [*]
[*]                            [*]                           [*]
[*]                            [*]                           [*]
[*]                            [*]                           [*]
[*]                            [*]                           [*]
[*]                            [*]                           [*]
[*]                            [*]                           [*]
[*]                            [*]                           [*]
[*]                            [*]                           [*]
[*]                            [*]                           [*]
[*]                            [*]                           [*]
[*]                            [*]                           [*]
[*]                            [*]                           [*]
Japan                          6-503617                      3391453
Japan (Div)                    2002-300374                   Pending
[*]

Tab 3

Title:        Stable Bactericidal/Permeability-Increasing Protein Products and
              Pharmaceutical Compositions Containing the Same
Inventors:    Theofan, Horwitz, Burke, Baltaian, Grinna

Based on PCT/US94/01235 [WO94/18323] which corresponds to U.S. Application No. 08/013,801 filed February 2, 1993.

COUNTRY                               APPLICATION NO.          STATUS/PATENT NO.
-------                               ---------------          -----------------
United States                         08/013,801               5,420,019
[*]                                   [*]                      [*]
United States                         08/430,417               5,674,834
United States                         08/466,822               5,827,816
[*]                                   [*]                      [*]
[*]                                   [*]                      [*]
United States                         09/425,034               6433140
[*]                                   [*]                      [*]
Australia                             61702/94                 693,089
Canada                                2,155,004                Pending
China                                 94191672.3               94191672.3
EPO                                   94908704.3               0689592
         Austria                      94908704.3               0689592
         Belgium                      94908704.3               0689592
         Denmark                      94908704.3               0689592
         France                       94908704.3               0689592
         Germany                      94908704.3               69426019.3
         Great Britain                94908704.3               0689592
         Greece                       94908704.3               0689592
         Hong Kong                    98115811.8               1014548
         Ireland                      94908704.3               0689592
         Italy                        94908704.3               0689592
         Luxembourg                   94908704.3               0689592
         Monaco                       94908704.3               0689592
         Netherlands                  94908704.3               0689592
         Portugal                     94908704.3               0689592
         Spain                        94908704.3               94908704.3
         Sweden                       94908704.3               94908704.3
         Switzerland                  94908704.3               0689592
EPO (Div)                             00103901.5               1013760
         France                       00103901.5               1013760
         Germany                      00103901.5               64931995.3
         Great Britain                00103901.5               1013760
         Ireland                      00103901.5               1013760
         Italy                        00103901.5               1013760
[*]                                   [*]                      [*]

COUNTRY                               APPLICATION NO.          STATUS/PATENT NO.
-------                               ---------------          -----------------
         Finland                      953,658                  112367
         Finland (Div)                20031199                 Pending
[*]                                   [*]                      [*]
         Norway                       1995-3033                315705
         Norway (Div)                 2002-3224                Pending
New Zealand                           262284                   262284
Japan                                 6-518210                 Pending
Japan (Div)                           2003-355706              Pending
Japan                                 2004-108131              Pending
Korea                                 703197/95                361997
Mexico                                94 1544                  196117
So. Africa                            94/0703                  94/0703
[*]

Tab 4

Title:            Pharmaceutical Compositions Containing Bactericidal
                  Permeability Increasing Protein and a Surfactant
Inventors:        McGregor, Stubstad, Chang

Based on PCT/US94/01239 [WO94/17819] which corresponds to U.S. Application No. 08/190,869 filed February 2, 1994.

COUNTRY                               APPLICATION NO.         STATUS/PATENT NO.
-------                               ---------------         -----------------
[*]                                   [*]                     [*]
United States                         08/190,869              5,488,034
United States                         08/251,576              5,932,544
United States                         08/472,995              5,696,090
United States                         08/986,413              5,955,427
United States                         09/299,321              6,057,293
United States                         09/313,525              6,066,620
United States                         09/502,286              6,268,345
United States                         09/502,356              6,255,284
[*]                                   [*]                     [*]
Australia                             61330/94                695125
Canada                                2,155,005               2,155,005
China                                 94191355.4              94191355.4
EPO                                   94907963.6              0682524
         France                       94907963.6              0682524
         Germany                      94907963.6              69428521.8
         Great Britain                94907963.6              0682524
         Austria                      94907963.6              E206308
         Belgium                      94907963.6              0682524
         Denmark                      94907963.6              0682524
         Greece                       94907963.6              3037729
         Ireland                      94907963.6              682524
         Italy                        94907963.6              0682524
         Luxembourg                   94907963.6              0682524
         Monaco                       94907963.6              0682524
         Netherlands                  94907963.6              0682524
         Portugal                     94907963.6              0682524
         Spain                        94907963.6              94907963.6
         Sweden                       94907963.6              94907963.6
         Switzerland                  94907963.6              0682524
         Hong Kong                    98115456.8              1014156
Japan                                 6-518123                Pending
Mexico                                94 2023                 191964
So. Africa                            94/1531                 94/1531
[*]

Tab 4A


Title:            Pharmaceutical Compositions Containing Bactericidal
                  Permeability Increasing Protein and a Lipid Carrier
Inventors:        Grinna

COUNTRY                        APPLICATION NO.               STATUS/PATENT NO.
-------                        ---------------               -----------------
United States                  08/251,576                    5,932,544
United States                  09/299,321                    6,057,293
United States                  09/502,286                    6,268,345

Tab 5

Title:            Therapeutic Uses of BPI Protein Products
Inventors:        Little, Gazzano-Santoro, Parent

Based on PCT US94/02401 [WO 94/20128], which is a continuation-in part of U.S. Patent Application No. 08/030,644 filed March 12, 1993.

COUNTRY                            APPLICATION NO.          STATUS/PATENT NO.
-------                            ---------------          -----------------
United States                      08/030,644               5,348,942
[*]                                [*]                      [*]
United States                      08/415,158               5,639,727
United States                      08/435,855               5,807,818
United States                      08/466,624               5,837,678
United States                      08/466,826               5,854,214
[*]                                [*]                      [*]
[*]                                [*]                      [*]
Australia                          63605/94                 684503
Canada                             2,157,927                2,157,927
China                              94191892.0               94191892.0
[*]                                [*]                      [*]
EPO                                94910854.2               0690720
         Austria                   94910854.2               0690720
         Belgium                   94910854.2               0690720
         Denmark                   94910854.2               0690720
         France                    94910854.2               0690720
         Germany                   94910854.2               69427582.4
         Great Britain             94910854.2               0690720
[*]                                [*]                      [*]
         Hong Kong                 98115810.9                1014497
         Ireland                   94910854.2               0690720
         Italy                     94910854.2               0690720
         Luxembourg                94910854.2               0690720
         Monaco                    94910854.2               0690720
         Netherlands               94910854.2               0690720
         Portugal                  94910854.2               0690720
         Spain                     94910854.2               0690720
         Switzerland               94910854.2               0690720
         Sweden                    94910854.2               0690720
[*]                                [*]                      [*]
Japan                              6-520214                 Pending
Mexico                             94 1807                  205944
New Zealand                        263057                   263057
New Zealand                        500011                   Pending
So. Africa                         94/1773                  94/1773

Tab 7

Title:            Treatment of Mycobacterial Diseases by Administration of
                  Bactericidal/Permeability-Increasing Protein Products
Inventors:        Lambert

Based on PCT/US94/02463 [WO94/20129] [*] filed March 12, 1993.

COUNTRY                               APPLICATION NO.         STATUS/PATENT NO.
-------                               ---------------         -----------------
[*]                                   [*]                     [*]
[*]                                   [*]                     [*]
[*]                                   [*]                     [*]
United States                         08/626,646              6,214,789
United States                         09/782,642              6,620,785
[*]                                   [*]                     [*]
Canada                                2,157,925               2,157,925
EPO                                   94910876.5              0690721
         Austria                      94910876.5              0690721
         Belgium                      94910876.5              0690721
         Denmark                      94910876.5              0690721
         France                       94910876.5              0690721
         Germany                      94910876.5              69410254.7
         Great Britain                94910876.5              0690721
         Greece                       94910876.5              0690721
         Hong Kong                    98111614.6              1010983
         Ireland                      94910876.5              0690721
         Italy                        94910876.5              0690721
         Luxembourg                   94910876.5              0690721
         Monaco                       94910876.5              0690721
         Netherlands                  94910876.5              0690721
         Portugal                     94910876.5              0690721
         Spain                        94910876.5              94910876.5
         Sweden                       94910876.5              94910876.5
         Switzerland                  94910876.5              0690721
Mexico                                94 1808                 194437
So. Africa                            94/1772                 94/1772
[*]

Tab 10

Title:  Method for Quantifying BPI in Body Fluids

Inventors:  White, Carroll, Ma

Based on PCT US94/10793 [WO 95/08773] which corresponds to U.S. Patent Application No. 08/310,961 filed September 22, 1993.

COUNTRY                            APPLICATION NO.          STATUS/PATENT NO.
-------                            ---------------          -----------------
United States                      08/125,677               5,466,580
United States                      08/175,276               5,466,581
United States                      08/310,961               5,821,064
United States                      09/169,125               6,759,203
Australia                          78010/94                 697356
Canada                             2,172,243                2,172,243
[*]                                [*]                      [*]
EPO                                94928653.8               0720745
         Austria                   94928653.8               0720745
         Belgium                   94928653.8               0720745
         Denmark                   94928653.8               0720745
         France                    94928653.8               0720745
         Germany                   94928653.8               69414871.7
         Great Britain             94928653.8               0720745
         Greece                    94928653.8               3029150
         Hong Kong                 98115455.9               1014207
         Ireland                   94928653.8               0720745
         Italy                     94928653.8               0720745
         Luxembourg                94928653.8               0720745
         Monaco                    94928653.8               0720745
         Netherlands               94928653.8               0720745
         Portugal                  94928653.8               0720745
         Spain                     94928653.8               94928653
         Sweden                    94928653.8               94928653
         Switzerland               94928653.8               0720745
[*]                                [*]                      [*]
Korea                              701474/96                Pending
Mexico                             94 7290                  210407
New Zealand                        274083                   274083
So. Africa                         94/7393                  94/7393

Tab 11

Title:            Method of Treating Gram-Negative Bacterial Infection By
                  Administration of Bactericidal/Permeability-Increasing (BPI)
                  Protein Product and an Antibiotic
Inventors:        Cohen, Kung

Based on PCT/US94/11225 [WO95/08344] which corresponds to U.S. Application No. 08/311,611 filed September 22, 1994.

COUNTRY                               APPLICATION NO.          STATUS/PATENT NO.
-------                               ---------------          -----------------
[*]                                   [*]                      [*]
[*]                                   [*]                      [*]
United States                         08/311,611               5,523,288
United States                         08/657,162               6,140,306
[*]                                   [*]                      [*]
[*]                                   [*]                      [*]
[*]                                   [*]                      [*]
Australia                             80740/94                 695814
Canada                                2,172,245                2,172,245
EPO                                   94931793.7               0759774
         Austria                      94931793.7               0759774
         Belgium                      94931793.7               0759774
         Denmark                      94931793.7               0759774
         France                       94931793.7               0759774
         Germany                      94931793.7               69430823.4
         Great Britain                94931793.7               0759774
         Greece                       94931793.7               3040717
         Hong Kong                    98115454.0               1014155
         Ireland                      94931793.7               0759774
         Italy                        94931793.7               0759774
         Luxembourg                   94931793.7               0759774
         Monaco                       94931793.7               0759774
         Netherlands                  94931793.7               0759774
         Portugal                     94931793.7               0759774
         Spain                        94931793.7               94931793.7
         Sweden                       94931793.7               94931793.7
         Switzerland                  94931793.7               0759774
Japan                                 7-509977                 Pending
Mexico                                94 7310                  Pending
New Zealand                           275205                    275205
New Zealand                           329583                    329583
So. Africa                            94/7394                   94/7394

*Cases abandoned in favor of a continuing application.

Tab 12

Title:        Method of Treating Depressed Reticuloendothelial System Function
Inventors:    van Leeuwan, Boermeester

Based on PCT/US94/11404 [WO95/10297] [*] filed October 5, 1994.

COUNTRY                               APPLICATION NO.         STATUS/PATENT NO.
-------                               ---------------         -----------------
[*]                                   [*]                     [*]
[*]                                   [*]                     [*]
[*]                                   [*]                     [*]
[*]                                   [*]                     [*]
United States                         09/689,097              6,686,332
[*]                                   [*]                     [*]
Canada                                2,173,611               2,173,611
EPO                                   94930656.7              722333
         Austria                      94930656.7              722333
         Belgium                      94930656.7              722333
         Denmark                      94930656.7              722333
         France                       94930656.7              722333
         Germany                      94930656.7              722333
         Great Britain                94930656.7              722333
         Greece                       94930656.7              722333
         Hong Kong                    98115812.7              Pending
         Ireland                      94930656.7              722333
         Italy                        94930656.7              722333
         Luxembourg                   94930656.7              722333
         Monaco                       94930656.7              722333
         Netherlands                  94930656.7              722333
         Portugal                     94930656.7              722333
         Spain                        94930656.7              94930656.7
         Sweden                       94930656.7              94930656.7
         Switzerland                  94930656.7              722333
[*]                                   [*]                     [*]
So. Africa                            94/7783                 94/7783
[*]

Tab 14

Title:            Human Therapeutic Uses of BPI Protein Products
Inventors:        Friedmann, Scannon, van Deventer, von der Mohlen, Wedel

Based on PCT/US95/01151 [WO95/19784] which corresponds to U.S. Application No. 08/378,228 filed January 24, 1995.

COUNTRY                               APPLICATION NO.          STATUS/PATENT NO.
-------                               ---------------          -----------------
[*]                                   [*]                      [*]
United States                         08/291,112               5,643,875
United States                         08/378,228               5,753,620
United States                         09/081,166               5,952,302
United States                         09/388,758               6,191,112
United States                         09/733,613               6,586,400
[*]                                   [*]                      [*]
Australia                             16944/95                 703728
Canada                                2,181,816                2,181,816
[*]                                   [*]                      [*]
EPO                                   95908723.0               Pending
EPO (Div)                             01121005.1               Pending
[*]                                   [*]                      [*]
         Hong Kong                    02104223.9               Pending
[*]

Tab 15

Title:            Therapeutic Uses of Bactericidal/Permeability-Increasing
                  Protein Dimer Products
Inventors:        Ammons, Little

Based on PCT/US95/03125 [WO95/24209] which corresponds to U.S. Application No. 08/704,504 filed March 13, 1995.

COUNTRY                               APPLICATION NO.        STATUS/PATENT NO.
-------                               ---------------        -----------------
United States                         08/212,132             5,447,913
United States                         08/470,366             5,703,038
United States                         08/704,504             5,856,302
United States                         09/223,342             6,277,821
Australia                             19969/95               703134
Canada                                2,185,155              2,185,155
EPO                                   95913668.0             0749317
         Austria                      95913668.0             0749317
         Belgium                      95913668.0             0749317
         Denmark                      95913668.0             0749317
         France                       95913668.0             0749317
         Germany                      95913668.0             69527049.4
         Great Britain                95913668.0             0749317
         Greece                       95913668.0             0749317
         Hong Kong                    98115460.2             1014159
         Ireland                      95913668.0             0749317
         Italy                        95913668.0             0749317
         Luxembourg                   95913668.0             0749317
         Monaco                       95913668.0             0749317
         Netherlands                  95913668.0             0749317
         Portugal                     95913668.0             0749317
         Spain                        95913668.0             95913668.0
         Sweden                       95913668.0             95913668.0
         Switzerland                  95913668.0             0749317
[*]                                   [*]                    [*]

Tab 16

Title:            Method of Treating Conditions Associated with Intestinal
                  Ischemia/Reperfusion
Inventors:        Ammons, Meszaros

COUNTRY                               APPLICATION NO.         STATUS/PATENT NO.
-------                               ---------------         -----------------
United States                         08/232,527              5,578,568
United States                         08/756,164              6,017,881
United States                         09/416,828              6,767,893

Tab 17

Title:            Anti-Gram-Positive Bacterial Methods and Materials
Inventors:        Horwitz, Lambert, Little

Based on PCT/US95/00656 [WO95/19180] which corresponds to U.S. Application No. 08/372,783 filed January 13, 1995.

COUNTRY                               APPLICATION NO.         STATUS/PATENT NO.
-------                               ---------------         -----------------
[*]                                   [*]                     [*]
United States                         08/372,783              5,578,572
[*]                                   [*]                     [*]
United States                         08/758,116              5,783,561
United States                         09/119,263              6,054,431
[*]                                   [*]                     [*]
Australia                             16822/95                703192
Canada                                2,181,164               Pending
EPO                                   95908545.7              0754050
         Austria                      95908545.7              0754050
         Belgium                      95908545.7              0754050
         Denmark                      95908545.7              0754050
         France                       95908545.7              0754050
         Germany                      95908545.7              69527195.4
         Great Britain                95908545.7              0754050
         Greece                       95908545.7              0754050
         Hong Kong                    98115461.1              1014160
         Ireland                      95908545.7              0754050
         Italy                        95908545.7              0754050
         Luxembourg                   95908545.7              0754050
         Monaco                       95908545.7              0754050
         Netherlands                  95908545.7              0754050
         Portugal                     95908545.7              0754050
         Spain                        95908545.7              95908545.7
         Sweden                       95908545.7              95908545.7
         Switzerland                  95908545.7              0754050
Japan                                 7-519190                Pending
So. Africa                            95/0249                 95/0249
[*]

Tab 18

Title:            Anti-Fungal Methods and Materials

Inventors:        Little, Lim, Scannon, Lambert

Based on PCT US95/00498 [WO 95/19179] [*]

COUNTRY                            APPLICATION NO.            STATUS/PATENT NO.u
-------                            ---------------            ------------------
[*]                                [*]                        [*]
United States                      08/372,105                 5,627,153
Australia                          16797/95                   703211
Canada                             2,181,165                  Pending
China                              95191676.9                 95191676.9
EPO                                95908502.8                 0754049
         France                    95908502.8                 0754049
         Germany                   95908502.8                 69526216.5
         Great Britain             95908502.8                 0754049
         Hong Kong                 98115459.5                 1014158
         Ireland                   95908502.8                 0754049
         Switzerland               95908502.8                 0754049
Japan                              7-519144                   Pending
Korea                              703773/96                  Pending
Mexico                             96/02570                   195391
[*]                                [*]                        [*]

Tab 19

Title:            Anti-Protozoan Methods and Materials
Inventors:        Lambert

Based on PCT/US95/08624 [WO96/01647] which corresponds to U.S. Application No. 08/273,470 filed July 11, 1994.

COUNTRY                               APPLICATION NO.          STATUS/PATENT NO.
-------                               ---------------          -----------------
United States                         08/273,470               5,646,114
United States                         08/888,876               6,013,629
United States                         09/416,118               6,271,203
United States                         09/878,546               6,440,936
Canada                                2,194,895                Status Pending
EPO                                   95925597.7               Status Pending
         Great Britain                95925597.7               Status Pending
         Hong Kong                    98115458.6               Status Pending
         Ireland                      95925597.7               Status Pending
Japan                                 8-504455                 Status Pending
So. Africa                            95/5740                  Status Pending

Tab 20

Title:            Therapeutic Compositions Comprising BPI protein products
Inventors:        Lambert

Based on PCT/US96/01095 [WO96/21436] [*].

COUNTRY                            APPLICATION NO.            STATUS/PATENT NO.
-------                            ---------------            -----------------
[*]                                [*]                        [*]
[*]                                [*]                        [*]
United States                      08/586,133                 5,912,228
[*]                                [*]                        [*]
[*]                                [*]                        [*]
Australia                          47705/96                   717640
Canada                             2,210,390                  Pending
[*]                                [*]                        [*]
[*]                                [*]                        [*]
[*]                                [*]                        [*]
Japan                              8-521883                   Pending

Tab 21

Title:            Method of Treating Conditions Associated with Burn Injuries
Inventors:        Hansbrough

Based on PCT US96/02349 [WO 96/30037] which corresponds to U.S. Application No. 08/414,924 filed March 31, 1995.

COUNTRY                           APPLICATION NO.           STATUS/PATENT NO.
-------                           ---------------           -----------------
United States                     08/414,924                5,494,896
[*]                               [*]                       [*]

Tab 23

Title:            Methods of Treating Conditions Associated with Corneal Injury

Inventors:        Scannon

Based on PCT US96/18632 [WO 97/17990] [*] filed November 14, 1995.

COUNTRY                            APPLICATION NO.           STATUS/PATENT NO.
-------                            ---------------           -----------------
[*]                                [*]                       [*]
[*]                                [*]                       [*]
[*]                                [*]                       [*]
[*]                                [*]                       [*]
[*]                                [*]                       [*]
Australia                          10215/97                  730307
Canada                             2,235,626                 2,235,626
[*]                                [*]                       [*]
[*]                                [*]                       [*]
Japan                              9-519166                  Pending

Tab 24

Title:            Methods of Treating Conditions Associated with Corneal
                  Transplantation
Inventors:        Scannon

Based on PCT US96/18416 [WO 97/17989] which corresponds to U.S. Application No. 08/557,287 filed November 14, 1995.

COUNTRY                            APPLICATION NO.          STATUS/PATENT NO.
-------                            ---------------          -----------------
United States                      08/557,287               5,686,414
Australia                          77361/96                 730303
Canada                             2,235,625                2,235,625
[*]                                [*]                      [*]
         Hong Kong                 99100829.9               Pending
Japan                              9-519125                 Pending

Tab 25

Title: Methods for Recombinant Microbial Production of Fusion Proteins and BPI Derived Peptides

Inventors:        Better

Based on PCT US97/05287 [WO 97/24297] which corresponds to U.S. Application No. 08/621,803 filed March 18, 1997.

COUNTRY                            APPLICATION NO.         STATUS/PATENT NO.
-------                            ---------------         -----------------
United States                      08/621,803              5,851,802
United States                      09/217,352              6,274,344
[*]                                [*]                     [*]
Australia                          24297/97                 732,475
Canada                             2,249,180                2,249,180
[*]                                [*]                     [*]
         Hong Kong                 99104085.0
Japan                              9-533802                Pending

Tab 26

Title:            Therapeutic Uses of BPI Protein Products for Human
                  Meningococcemia
Inventors:        Giroir, Scannon

Based on PCT/US97/08016 [WO97/42966] [*].

COUNTRY                               APPLICATION NO.         STATUS/PATENT NO.
-------                               ---------------         -----------------
[*]                                   [*]                     [*]
United States                         08/927,437              5,888,977
United States                         09/203,159              5,990,086
United States                         09/365,858              6,242,418
United States                         09/728,938              6,596,691
[*]                                   [*]                     [*]
[*]                                   [*]                     [*]
Australia                             30043/97                735058
Canada                                2,253,837               2,253,837
[*]                                   [*]                     [*]
EPO                                   97924679.0              0914144
[*]                                   [*]                     [*]
[*]                                   [*]                     [*]
[*]                                   [*]                     [*]
[*]                                   [*]                     [*]
         France                       97924679.0              0914144
         Germany                      97924679.0              69703689.8
         Great Britain                97924679.0              0914144
[*]                                   [*]                     [*]
         Hong Kong                    99105126.8              1019856
[*]                                   [*]                     [*]
[*]                                   [*]                     [*]
[*]                                   [*]                     [*]
[*]                                   [*]                     [*]
         Netherlands                  97924679.0              0914144
[*]                                   [*]                     [*]
         Spain                        97924679.0              0914144
[*]                                   [*]                     [*]
[*]                                   [*]                     [*]
[*]                                   [*]                     [*]
New Zealand                           332720                  332720
New Zealand                           505070                  Pending
[*]

Tab 27

Title:            Antithrombotic Materials and Methods
Inventors:        White, Ammons

Based on PCT/US97/08017 [WO97/42976] which corresponds to U.S. Application No. 08/644,290 filed May 10, 1996.

COUNTRY                               APPLICATION NO.          STATUS/PATENT NO.
-------                               ---------------          -----------------
United States                         08/644,290               5,741,779
United States                         09/063,465               5,935,930
United States                         09/299,319               6,107,280
United States                         09/610,785               6,599,881
[*]                                   [*]                      [*]
Australia                             30044/97                 735318
Canada                                2,253,836                Pending
[*]                                   [*]                      [*]
[*]                                   [*]                      [*]
         Hong Kong                    99105772.5               Pending
[*]                                   [*]                      [*]
[*]                                   [*]                      [*]

Tab 28

Title:            Therapeutic Uses of BPI Protein Products for Humans with
                  Hemorrhage Due to Trauma
Inventors:        Scannon, Wedel

Based on PCT/US97/08941 [WO97/44056] which corresponds to U.S. Application No. 08/862,785 filed May 23, 1997.

COUNTRY                           APPLICATION NO.           STATUS/PATENT NO.
-------                           ---------------           -----------------
[*]                               [*]                       [*]
United States                     08/862,785                5,945,399
United States                     08/927,438                5,756,464
[*]

Tab 29

Title:           Anti-Chlamydial Methods and Materials
Inventors:       Lambert

Based on PCT/US97/13810 [WO98/06415] which corresponds to U.S. Application No. 08/694,843 filed August 9, 1996.

COUNTRY                               APPLICATION NO.         STATUS/PATENT NO.
-------                               ---------------         -----------------
United States                         08/694,843              5,888,973
United States                         09/281,985              6,162,788
United States                         09/699,625              6,583,116
[*]                                   [*]                     [*]
Australia                             39094/97                Status Pending
Canada                                2,263,181               Status Pending
China                                 97198452.2              Status Pending
EPO                                   97936420.5              Status Pending
         France                       97936420.5              Status Pending
         Germany                      97936420.5              Status Pending
         Great Britain                97936420.5              Status Pending
         Hong Kong                    99105621.8              Status Pending
         Switzerland                  97936420.5              Status Pending
Japan                                 10-509836               Status Pending
Mexico                                991366                  Status Pending
New Zealand                           334041                  Status Pending

Tab 30

Title:            Therapeutic Uses of N-Terminal BPI Protein Products in
                  ANCA-Positive Patients
Inventors:        Carroll

COUNTRY                               APPLICATION NO.         STATUS/PATENT NO.
-------                               ---------------         -----------------
[*]                                   [*]                     [*]
United States                         09/255,245               6,482,796
[*]                                   [*]                     [*]

Tab 31


Title:           Therapeutic Uses of BPI Protein Products in Cystic Fibrosis
                 Patients
Inventors:       Carroll, Scannon

Based on PCT/US97/19850 [WO98/19694] [*].

COUNTRY                               APPLICATION NO.        STATUS/PATENT NO.
-------                               ---------------        -----------------
[*]                                   [*]                    [*]
[*]                                   [*]                    [*]
United States                         09/255,083              6,482,796
[*]                                   [*]                    [*]
Australia                             51596/98                744918
Canada                                2,270,290              Pending
EPO                                   97946427.8              0938331
         France                       97946427.8              0938331
         Germany                      97946427.8              69718047.6
         Great Britain                97946427.8              0938331
         Ireland                      97946427.8              0938331
[*]                                   [*]                    [*]
         Hong Kong                    00100900.9             Pending
Japan                                 10-521605              Pending
New Zealand                           335401                  335401
[*]

Tab 32

Title: Three Dimensional Structure of Bactericidal/Permeability Increasing Protein (BPI)

Inventors:        Beamer, Carroll, Eisenberg

Based on PCT US97/13007 [WO 98/58961] which is a continuation-in-part application of U.S. Application No. 08/879,565, filed June 20, 1997

COUNTRY                            APPLICATION NO.          STATUS/PATENT NO.
-------                            ---------------          -----------------
United States                      08/879,565               6,093,573
United States                      09/446,415               Status Pending
[*]                                [*]                      [*]
[*]                                [*]                      [*]
[*]                                [*]                      [*]
Australia                          84722/98                 Status Pending
Canada                             2,293,999                Status Pending
[*]                                [*]                      [*]
Japan                              11-504967                Pending

Tab 35

Title:            Bactericidal/Permeability Increasing (BPI) Protein Deletion
                  Analogs
Inventors:        Horwitz, Carroll, Burke

Based on PCT/US99/1386 [WO99/66044] which corresponds to U.S. Application No. 09/336,402 filed June 18, 1999.

COUNTRY                               APPLICATION NO.        STATUS/PATENT NO.
-------                               ---------------        -----------------
United States                         09/099,725              6,013,631
United States                         09/336,402              6,087,126
United States                         09/579,403              6,599,880
[*]                                   [*]                    [*]
Australia                             46976/99                755624
Canada                                2,331,880              Pending
[*]                                   [*]                    [*]
         Hong Kong                    01106701.6             Pending
Japan                                 2000-554855            Pending
China                                 99809726.8             Pending
Mexico                                2000/011398            Status Pending
New Zealand                           508816                 Pending

Tab 36

Title: Identification of Novel Antimicrobial Agents using Membrane Potential Indicator Dyes

Inventors:        Little, Abrahamson, Wong

Based on PCT/US99/22361 [WO0/18951] [*].

COUNTRY                               APPLICATION NO.        STATUS/PATENT NO.
-------                               ---------------        -----------------
[*]                                   [*]                    [*]
[*]                                   [*]                    [*]
[*]                                   [*]                    [*]
United States                         09/404,926             6,143,516
United States                         09/626,995             6,455,271
Australia                             61644/99               Pending
Canada                                2344676                Pending
Great Britain                         01096825                2361316

Tab 38

Title:            Method of Treating Chronic Cardiac Disease
Inventors:        Giroir, Scannon

Based on PCT US00/01515 [WO 00/43028] [*].

COUNTRY                               APPLICATION NO.       STATUS/PATENT NO.
-------                               ---------------       -----------------
United States                         09/488,979             6,509,317
[*]                                   [*]                   [*]
[*]                                   [*]                   [*]
Australia                             27341/00              Pending
Canada                                2,359,681             Pending
Japan                                 2000-594481           Pending
China                                 008051151.1           Pending
Mexico                                2001/00731            Pending
New Zealand                           513087                 513087
EPO                                   00905696.1             1143996
         Belgium                      00905696.1             1143996
         France                       00905696.1             1143996
         Germany                      00905696.1             60002552.7
         Great Britain                00905696.1             1143996
         Hong Kong                    02102817.5            Pending
         Ireland                      00905696.1             1143996
         Monaco                       00905696.1             1143996
         Switzerland                  00905696.1             1143996

Tab 40

Title:            Therapeutic Uses of BPI Protein Products in BPI-Deficient
                  Humans
Inventors:        Levy

Based on PCT US00/08864 [WO 00/59531] which corresponds to U.S. Application No. 09/285,124 filed April 1, 1999



COUNTRY                               APPLICATION NO.        STATUS/PATENT NO.
-------                               ---------------        -----------------
United States                         09/285,124              6,153,584
United States                         09/541,821              6,376,465
[*]                                   [*]                    [*]
Australia                             40679/00               Pending
Canada                                2,367,943               2,367,943
[*]                                   [*]                    [*]
         Hong Kong                    02105068.4             Pending

Tab 41

Title:            Therapeutic Uses of BPI Protein Products in Humans with
                  Otitis Media with Effusion
Inventors:        Grote, Nell

Based on PCT US00/14496 [WO 00/71149] [*] filed May 24, 1999.



COUNTRY                               APPLICATION NO.       STATUS/PATENT NO.
-------                               ---------------       -----------------
United States                         09/586,850            6,670,327
[*]                                   [*]                   [*]
[*]                                   [*]                   [*]
[*]                                   [*]                   [*]
Australia                             52923/00              Pending
[*]                                   [*]                   [*]
[*]                                   [*]                   [*]
[*]                                   [*]                   [*]

[*]

[*]

Tab 47

Title:            Agents and Methods for Inhibiting F1/F0 ATPase

Inventors:        Little, Abrahamson

Based on PCT US00/09137 [WO01/04347] [*] filed July 12, 1999.


COUNTRY                            APPLICATION NO.        STATUS/PATENT NO.
-------                            ---------------        -----------------
[*]                                [*]                    [*]
United States                      09/545,112             6,376,211
[*]                                [*]                    [*]
Canada                             2,379,119              Pending

Tab 48

Title: Identification of Novel Antimicrobial Agents using Metabolic Oxidation - Reduction Indicator Dyes

Inventors:        Little

Based on PCT US00/09116 [WO01/04346] [*] filed July 12, 1999.


COUNTRY                            APPLICATION NO.         STATUS/PATENT NO.

[*]                                [*]                     [*]
United States                      09/543,955              6,436,660
Canada                             2,379,118               Pending

Tab 51

Title:            Modulation of Pericyte Proliferation

Inventors:        King, Abrahamson, Pugsley

Based on PCT US01/46609 [WO 02/055099] which claims benefit under 35 USC ss.119(e) of U.S. Provisional Application No. 60/250,542 filed December 1, 2000.

COUNTRY                            APPLICATION NO.          STATUS/PATENT NO.
-------                            ---------------          -----------------
[*]                                [*]                      [*]
[*]                                [*]                      [*]
Australia                          2002241589               Pending
Canada                             2,430,588                Pending
[*]                                [*]                      [*]
Japan                              2002-555833              Pending

NYU

Title:            Biologically Active Bactericidal/Permeability-Increasing
                  Protein Fragments
Inventors:        Elsbach, Weiss (New York University)

Based on PCT/US88/02700 [WO 89/01486] [*].

COUNTRY                              APPLICATION NO.        STATUS/PATENT NO.
-------                              ---------------        -----------------
[*]                                  [*]                    [*]
[*]                                  [*]                    [*]
[*]                                  [*]                    [*]
[*]                                  [*]                    [*]
[*]                                  [*]                    [*]
[*]                                  [*]                    [*]
[*]                                  [*]                    [*]
United States                        07/801,814              6,132,775
United States                        07/805,031              5,198,541
[*]                                  [*]                    [*]
United States                        08/007,837              5,641,874
United States                        08/023,760              5,489,676
United States                        08/173,968              5,576,292
United States                        08/361,299              5,948,408
[*]                                  [*]                    [*]
[*]                                  [*]                    [*]
United States                        08/478,063              5,980,897
United States                        09/309,217              6,287,811
United States                        09/866,514              6,652,862
[*]                                  [*]                    [*]
Australia                            91275/91               Pending
Canada                               2,574,398              Pending
[*]                                  [*]                    [*]
Europe                               88907884.6              0375724
         Austria                     88907884.6             Status Pending
         Belgium                     88907884.6              0375724
         France                      88907884.6              0375724
         Germany                     88907884.6              3853918.7
         Great Britain               88907884.6              0375724
         Italy                       88907884.6             Status Pending
         Luxembourg                  88907884.6             Status Pending
         Netherlands                 88907884.6              0375724
         Sweden                      88907884.6             Status Pending
         Switzerland                 88907884.6              0375724
[*]                                  [*]                    [*]
Europe                               92902215.0              0563222
         France                      92902215.0              0563222
         Great Britain               92902215.0              0563222

COUNTRY                              APPLICATION NO.        STATUS/PATENT NO.
-------                              ---------------        -----------------
         Germany                     92902215.0              69128968.9
Japan                                63-507146              3040781
Japan                                11-331278              3086685
[*]

INCYTE 11300

Title:            Use of Bactericidal/Permeability Increasing Protein or
                  Biologically Active Analogs Thereof to Treat
                  Lipopolysaccharide Associated Gram Negative Infections
Inventors:        Marra, Scott

Based on PCT/US90/00837 [WO 90/09183] [*] filed February 14, 1989.

COUNTRY                              APPLICATION NO.          STATUS/PATENT NO.
-------                              ---------------          -----------------
United States                        07/468,696               5,089,274
Australia                            51706/90                 647734
Canada                               2,048,619                2,048,619
Canada (Divisional)                  2,323,630                Pending
EPO                                  90904068.5               0460058
         Belgium                     90904068.5               0460058
         Denmark                     90904068.5               0460058
         France                      90904068.5               0460058
         Germany                     90904068.5               69032579.7
         Great Britain               90904068.5               0460058
         Italy                       90904068.5               0460058
         Netherlands                 90904068.5               0460058
         Spain                       90904068.5               0460058
EPO                                  97118279.5               0841064
         Belgium                     97118279.5               0841064
         France                      97118279.5               0841064
         Germany                     97118279.5               69034096.6
         Great Britain               97118279.5               0841064
         Italy                       97118279.5               0841064
         Netherlands                 97118279.5               0841064
         Spain                       97118279.5               97118279.5
Japan                                504045/90                2966923
Korea                                702247/1990              Status Pending

INCYTE 11301

Title:        Use of Bactericidal/Permeability Increasing Protein or
              Biologically Active Analogs Thereof to Treat Lipopolysaccharide
              Associated Gram Negative Infections
Inventors:    Marra, Scott

Based on PCT/US91/05758 [WO 92/03535] filed August 13, 1990.

COUNTRY                               APPLICATION NO.         STATUS/PATENT NO.
-------                               ---------------         -----------------
United States                         07/681,551              5,171,739
United States                         07/990,662              5,308,834
United States                         07/990,044              5,334,584
Australia                             88501/91                660427
Canada                                2,088,496               Pending
Japan                                 517796/91               Pending
Japan (Div)                           2002-108147             3493022
Japan (Div)                           2003-317025             Pending
Korea                                 700379/1993             240385
Korea                                 7002675                 Status Pending

INCYTE 11303

Title:            Compositions Comprising a Bactericidal/Permeability-Increasing
                  Protein and a Lipid Carrier, Methods of Making Same, and Uses
                  Thereof.
Inventors:        Marra, Scott

Based on PCT/US92/08234 [WO 93/05797] filed September 27, 1991.

COUNTRY                              APPLICATION NO.          STATUS/PATENT NO.
-------                              ---------------          -----------------
[*]                                  [*]                      [*]
United States                        07/468,696                5,089,274
Australia                            51706/90                  647734
Canada                               2,048,619                 2,048,619
[*]                                  [*]                      [*]
[*]                                  [*]                      [*]
[*]                                  [*]                      [*]
[*]                                  [*]                      [*]
[*]                                  [*]                      [*]
[*]                                  [*]                      [*]
[*]                                  [*]                      [*]
[*]                                  [*]                      [*]
[*]                                  [*]                      [*]
[*]                                  [*]                      [*]
[*]                                  [*]                      [*]
[*]                                  [*]                      [*]
EPO                                  97118279.5                0841064
         Belgium                     97118279.5                0841064
         France                      97118279.5                0841064
         Germany                     97118279.5                69034096.6
         Great Britain               97118279.5                0841064
         Italy                       97118279.5                0841064
         Netherlands                 97118279.5                0841064
         Spain                       97118279.5                97118279.5
Japan                                504045/90                 2966923
[*]

INCYTE 11301

Title:         Use of Bactericidal/Permeability Increasing Protein or
               Biologically Active Analogs Thereof to Treat Lipopolysaccharide
               Associated Gram Negative Infections
Inventors:     Marra, Scott

Based on PCT/US91/05758 [WO 92/03535] [*].

COUNTRY                               APPLICATION NO.        STATUS/PATENT NO.
-------                               ---------------        -----------------
[*]                                   [*]                    [*]
United States                         07/681,551             5,171,739
[*]                                   [*]                    [*]
United States                         07/990,662             5,308,834
United States                         07/990,044             5,334,584
Australia                             88501/91               660427
Canada                                2,088,496              Pending
EPO                                   00126715.2             Pending
Japan                                 517796/91              Pending
Japan (Div)                           2002-108147            3493022
Japan (Div)                           2003-317025            Pending
Korea                                 700379/1993            240385
[*]

INCYTE 11303

Title:         Compositions Comprising a Bactericidal/Permeability-Increasing
               Protein and a Lipid Carrier, Methods of Making Same, and Uses
               Thereof.
Inventors:     Marra, Scott

Based on PCT/US92/08234 [WO 93/05797] [*] filed September 27, 1991.

COUNTRY                               APPLICATION NO.         STATUS/PATENT NO.
-------                               ---------------         -----------------
[*]                                   [*]                     [*]
[*]                                   [*]                     [*]
Australia                             26997/92                664206
Canada                                2,119,262               2,119,262
EPO                                   93906309.5              0610445
         France                       93906309.5              0610445
         Germany                      93906309.5              69327516.2
         Great Britain                93906309.5              0610445
         Ireland                      93906309.5              0610445
         Switzerland                  93906309.5              0610445
[*]

[*]

[*]

INCYTE 11306

Title:         Glycosylated and Non-Glycosylated Bactericidal/Permeability-
               Increasing Protein and Methods for Producing Same.
Inventors:     Marra, Scott, Lane, Snable



COUNTRY                               APPLICATION NO.         STATUS/PATENT NO.
-------                               ---------------         -----------------
[*]                                   [*]                     [*]
[*]                                   [*]                     [*]
[*]                                   [*]                     [*]
EPO                                   94921451.4              726944
         France                       94921451.4              726944
         Germany                      94921451.4              69431923
         Ireland                      94921451.4              726944
[*]                                   [*]                     [*]

INCYTE 11307

Title:            Recombinant Endotoxin-Neutralizing Proteins
Inventors:        Scott, Marra

Based on PCT/US96/06134 [WO 96/34873] which corresponds to U.S. Application No. 08/431,517 filed May 1, 1995.

COUNTRY                               APPLICATION NO.         STATUS/PATENT NO.
-------                               ---------------         -----------------
United States                         08/431,517              6,265,187
[*]                                   [*]                     [*]
[*]                                   [*]                     [*]
Australia                             56358/96                Pending

INCYTE 11308

Title:            Neutralization of Non-Lipopolysaccharide Compounds by
                  Bactericidal/Permeability-Increasing Protein
Inventors:        Espevik, Marra

COUNTRY                               APPLICATION NO.          STATUS/PATENT NO.
-------                               ---------------          -----------------
[*]                                   [*]                      [*]
United States                         08/267,139               5,532,216

INCYTE 11309

Title:            Genetically Engineered BPI Variant Proteins
Inventors:        Scott, Marra

COUNTRY                               APPLICATION NO.         STATUS/PATENT NO.
-------                               ---------------         -----------------
United States                         07/915,720              5,770,694
[*]                                   [*]                     [*]
[*]                                   [*]                     [*]
[*]                                   [*]                     [*]
United States                         09/025,543              6,093,801
[*]                                   [*]                     [*]

                                    EXHIBIT B


Tab 6

Title:            Biologically Active Peptides from Functional Domains of
                  Bactericidal/Permeability-Increasing Protein and Uses Thereof
Inventors:        Little

Based on PCT US94/02465 [WO94/20532], [*]filed January 14, 1994.

COUNTRY                            APPLICATION NO.         STATUS/PATENT NO.
-------                            ---------------         -----------------
[*]                                [*]                     [*]
United States                      08/209,762              5,733,872
[*]                                [*]                     [*]
United States                      08/473,344              5,763,567
[*]                                [*]                     [*]
United States                      09/093,539              6,228,834
United States                      09/790,230              6,495,516
[*]                                [*]                     [*]
Australia                          63988/94                694,108
Canada                             2,158,058               2,158,058
China                              94191894.7              Pending
EPO                                94911490.4              0690872B
         Austria                   94911490.4              0690872B
         Belgium                   94911490.4              0690872B
         Denmark                   94911490.4              0690872B
         France                    94911490.4              0690872B
         Germany                   94911490.4              69412243.2
         Great Britain             94911490.4              0690872B
         Greece                    94911490.4              0690872B
         Hong Kong                 98115457.7              1014191
         Ireland                   94911490.4              0690872B
         Italy                     94911490.4              0690872B
         Luxembourg                94911490.4              0690872B
         Monaco                    94911490.4              0690872B
         Netherlands               94911490.4              0690872B
         Portugal                  94911490.4              0690872B
         Spain                     94911490.4              94911490.4
         Sweden                    94911490.4              94911490.4
         Switzerland               94911490.4              0690872B
Mexico                             94 01870                Pending
New Zealand                        263344                  Status Pending
South Africa                       94/1771                 94/1771
Japan                              6-520251                Pending (8-508248)
United States                      08/306,473              5,652,332

COUNTRY                            APPLICATION NO.         STATUS/PATENT NO.
-------                            ---------------         -----------------
[*]                                [*]                     [*]
United States                      08/485,445              5,856,438
[*]                                [*]                     [*]
United States                      09/224,480              6,153,730
[*]                                [*]                     [*]
United States                      10/446,628              Pending
Australia                          79560/94                681,453
Canada                             2,181,150               2,181,150
China                              94194835.8              94194835.8
PCT                                US94/10427              Pub. WO95/19372
EPO                                94930435.6              0754194B
         France                    94930435.6              0754194B
         Germany                   94930435.6              69427546.8
         Great Britain             94930435.6              0754194B
[*]                                [*]                     [*]
         Ireland                   94930435.6              0754194B
         Switzerland               94930435.6              0754194B
Japan                              7-519010                Pending (9-507501)
Mexico                             94 7149                 Pending
South Africa                       94/7133                 94/7133

Tab 22

Title:            Anti-Fungal Peptides
Inventors:        Little, Lim, Fadem

Based on PCT US95/09262 [WO 96/08509] [*].

COUNTRY                               APPLICATION NO.          STATUS/PATENT NO.
-------                               ---------------          -----------------
[*]                                   [*]                      [*]
[*]                                   [*]                      [*]
[*]                                   [*]                      [*]
United States                         09/881,490               Pending
Australia                             31981/95                 709738
Canada                                2,200,069                2,200,069
[*]                                   [*]                      [*]
         Hong Kong                    98110168.8               Pending
Japan                                 8-510173                 Pending
United States                         08/621,259               5,858,974
United States                         09/227,659               6,156,730
United States                         09/677,664               6,664,231
[*]                                   [*]                      [*]
[*]                                   [*]                      [*]
[*]                                   [*]                      [*]
PCT                                   US96/03845               Pub. WO97/04008
[*]

[*]

Tab 42

Title:        Therapeutic Peptide-Based Constructs Derived From Domain II of
              Bactericidal/Permeability-Increasing Protein
Inventors:    Little, Lin, Gikonyo

Based on PCT/US00/17358 [WO01/00655] which corresponds to U.S. Application No. 09/344,219 filed June 25, 1999.

COUNTRY                               APPLICATION NO.          STATUS/PATENT NO.
-------                               ---------------          -----------------
United States                         09/344,219               6,515,104
[*]                                   [*]                      [*]
[*]                                   [*]                      [*]
[*]                                   [*]                      [*]
[*]                                   [*]                      [*]
Australia                             57628/00                 Pending
Canada                                2,377,209                Pending
[*]                                   [*]                      [*]
Japan                                 2001-518656              Pending

Tab 43

Title:            Derivative Compounds Derived From or Based On
                  Bactericidal/Permeability-Increasing Protein
Inventors:        Little, Lin, Gikonyo

Based on PCT US00/17383 [WO 01/00671] which corresponds to U.S. Application No. 09/344,541 filed June 25, 1999.



COUNTRY                               APPLICATION NO.        STATUS/PATENT NO.
-------                               ---------------        -----------------
United States                         09/344,541             6,355,616
[*]                                   [*]                    [*]
[*]                                   [*]                    [*]
[*]                                   [*]                    [*]

Tab 44

Title:         Therapeutic Derivative Compounds Derived From Domain II of
               Bactericidal/Permeability-Increasing Protein
Inventors:     Little, Lin, Gikonyo



COUNTRY                               APPLICATION NO.          STATUS/PATENT NO.
-------                               ---------------          -----------------
United States                         09/344,827               6,423,825

[*]

[*]

                                   Exhibit C-1

                         NYU License Agreement Amendment

                                   Exhibit C-2

                               NYU Acknowledgement


                                 ACKNOWLEDGEMENT

     Reference is made to the Amended and Restated Research and License Agreement dated as of September 1, 1993, as amended (the "License Agreement") between XOMA Corporation and New York University ("NYU") and the Seventh Amendment to License Agreement dated as of the date hereof (the "Amendment" and, together with the License Agreement, the "Agreement") among XOMA Technology Ltd., XOMA Ireland Limited (each a subsidiary of the successor in interest to XOMA Corporation and collectively "XOMA") and NYU.

     NYU hereby acknowledges to Zephyr Sciences Inc. ("Zephyr") that (i) to the knowledge of its Executive Director, Industrial Liaison/Technology Transfer without investigation, as of the date hereof, there is no breach or event of default existing or continuing by XOMA and (ii) Zephyr is an intended third party beneficiary under the last sentence of Subsection 13.c. of the Agreement.

     This acknowledgement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws, and may be executed in counterparts and delivered by facsimile transmission.

                                             NEW YORK UNIVERSITY

                                             By:__________________________
                                                  Abram M. Goldfinger
                                                  Executive Director,
                                                  Industrial Liaison/
                                                  Technology Transfer

                                             Date: _______________________



ACCEPTED and AGREED
as of the date set forth below:

ZEPHYR SCIENCES INC.


By:      _____________________
         Name:
         Title:

Date: ______________________

                                   Exhibit D-1

                       Incyte License Agreement Amendment

                                   Exhibit D-2

                             Incyte Acknowledgement


Incyte hereby acknowledges to Zephyr Sciences Inc. ("Zephyr") that (i) XOMA has the right under the Agreement to grant Zephyr an exclusive sublicense with the ability of Zephyr to sublicense its rights, subject to the terms of Zephyr's sublicense and the Agreement, (ii) as of the date hereof, there is no breach or event of default existing or continuing by XOMA, (iii) Zephyr is an intended third party beneficiary under the Agreement and this Acknowledgement and (iv) Zephyr shall rely upon the truth and accuracy of this Acknowledgement in entering into its sublicense from XOMA

                                   Exhibit E-1

                    Joslin License Agreement Amendment Terms


So long as a valid sublicense hereunder remains in effect between XOMA Ireland Limited and Zephyr Sciences Inc. ("Sublicensee"), there shall be no amendment to the terms or conditions of this Agreement without the prior written consent of Sublicensee; provided, however, that adjustments in the financial terms favorable to XOMA may occur without Sublicensee's prior consent (so long as such adjustment does not diminish or contravene any rights of Sublicensee).

                                   Exhibit E-2

                             Joslin Acknowledgement


Joslin hereby acknowledges to Zephyr Sciences Inc. ("Zephyr") that (i) XOMA has the right under the Agreement to grant Zephyr an exclusive sublicense with the ability of Zephyr to sublicense its rights, subject to the terms of Zephyr's sublicense and the Agreement, (ii) as of the date hereof, there is no breach or event of default existing or continuing by XOMA, (iii) Zephyr is an intended third party beneficiary under the Agreement and this Acknowledgement and (iv) Zephyr shall rely upon the truth and accuracy of this Acknowledgement in entering into its sublicense from XOMA.






                                       2